UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

BAKER HUGHES INCORPORATED
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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BAKER HUGHES INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2012

To the Stockholders of Baker Hughes Incorporated:

The Annual Meeting of the Stockholders of Baker Hughes Incorporated (“Company,” “Baker Hughes,” “we,” “us” or “our”) will be held in the Plaza Banquet Room located at 2777 Allen Parkway, Houston, Texas on Thursday, April 26, 2012, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:

1.	The election of directors;

2.	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012;

3.	An advisory vote related to the Company’s executive compensation program;

4.	A stockholder proposal regarding majority vote standard for director elections; and

5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

The Board of Directors has fixed March 1, 2012 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.

You are invited to attend the meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or, if this Proxy Statement was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By order of the Board of Directors,

/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

Houston, Texas

March 14, 2012

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE (i) VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, OR (ii) IF YOU RECEIVED A PAPER COPY, THEN SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (“Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, April 26, 2012 and at any and all reconvened meetings after adjournments thereof.

Information About the Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we now furnish to our stockholders proxy materials, including our Annual Report to Stockholders, on the Internet. On or about March 14, 2012, we will send electronically an annual meeting package personalized with profile and voting information (“Electronic Delivery”) to those stockholders that have previously signed up to receive their proxy materials via the Internet. On or about March 14, 2012, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those stockholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Stockholders. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Registered stockholders may also sign up to receive future proxy materials and other stockholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit http://www.bnymellon.com/shareowner/isd for additional information regarding electronic delivery enrollment. Stockholders with shares registered in their names with BNY Mellon Shareowner Services LLC may authorize a proxy by the Internet at the following Internet address: http://www.proxyvoting.com/bhi, or telephonically by calling BNY Mellon Shareowner Services LLC at 1-866-540-5760. Proxies submitted through BNY Mellon Shareowner Services LLC by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 25, 2012. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company has retained Phoenix Advisory Partners to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by BNY Mellon Shareowner Services LLC and should be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by BNY Mellon Shareowner Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 25, 2012. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or use the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.

The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Incorporated, Attn: Corporate Secretary, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019, +1 (713) 439-8600. Stockholders may also address future requests for separate delivery of the Proxy Statement by contacting us at the address listed above.

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012, FOR the advisory vote related to the Company’s executive compensation program and AGAINST the stockholder proposal regarding majority vote standard for director elections.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 26, 2012. This Proxy Statement and the Annual Report to Stockholders and the means to vote by Internet are available at http://bnymellon.mobular.net/bnymellon/bhi.

VOTING SECURITIES

The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Common Stock, par value $1.00 per share (“Common Stock”), of which 437,579,346 shares were issued and outstanding at the close of business on March 1, 2012. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, with respect to the election of directors, the director nominees who receive the greatest number of votes cast in their favor (up to the number of director seats available for election) will be elected. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012, for the approval of the advisory vote related to the Company’s executive compensation program and for the approval of the stockholder proposal regarding majority vote standard for director elections. There will be no cumulative voting in the election of directors.

Brokers, banks or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owners, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2012. If a broker, bank or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions, on the other hand, have the same effect as votes against the matter, although abstentions will have no effect on the election of directors or the advisory vote related to the executive compensation program.

The following table sets forth information about the holders of the Common Stock known to the Company on March 1, 2012 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent of Class

1.	Wellington Management Company, LLP (1) 280 Congress Street Boston, MA 02210	24,224,316	5.55%

2.	BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	23,123,172	5.30%

(1)	Wellington Management Company, LLP does not have sole voting and investment power over the shares.
(2)	BlackRock, Inc. has sole voting and investment power over 23,123,172 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In analyzing director nominations, the Governance Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and who maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area of endeavor, comprehend the role of a public company director, exemplify relevant expertise, experience and a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy-related industries.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee and the Board of Directors focus on the information as summarized in each of the Directors’ individual biographies set forth on pages 5 and 6. In particular, the Board considered Mr. Deaton’s senior executive experience for over 14 years in the oilfield services industry combined with extensive knowledge in his successful energy business career for over 32 years as well as active participation in energy-related professional organizations. His knowledge, expertise and management leadership regarding the issues affecting our business and the Company have been invaluable to the Board of Directors in overseeing the business and affairs of our Company. In August 2011, Martin S. Craighead became a director of the Board. When considering his appointment to the Board, the Board considered his 25 years of experience working for Baker Hughes in various officer and leadership positions. Similarly the Board has considered the extensive backgrounds and skills of each of the non-management directors. Some of the characteristics and background that were considered include Mr. Brady’s experience and leadership of public companies in the energy services sector and manufacturing sector together with his financial expertise; Mr. Cazalot’s role as chairman of the board, chief executive officer and president of a publicly traded energy company as well as his 39 successful years of experience in the global energy business; Mr. Fernandes’ leadership roles in several public companies in the energy and manufacturing sectors, including his service as a director of other public companies and his extensive financial expertise; Ms. Gargalli’s leadership and consulting experience, extensive public board service and her financial expertise; Dr. Jungels’ technical knowledge, executive roles, 40 successful years of experience in the international energy industry and service as a member of public company boards; Mr. Lash’s engineering and high technology knowledge and skills, his private equity leadership, manufacturing background, public service and financial expertise; Mr. Nichols’ position as the executive chairman of the board and former chief executive officer of a publicly-traded energy company, successful career building a major oil and gas company and his leadership in related trade associations; Mr. Riley’s 40 years of senior executive experience with a publicly traded diversified manufacturer, service as a director of other public companies and a national corporate governance organization; Mr. Stewart’s many years as the chairman of the board, president and chief executive officer of BJ Services Company; Mr. Watson’s extensive executive leadership roles and active involvement in a number of energy-related companies and businesses and service as a director of other public companies.

All directors who are elected at the Annual Meeting of Stockholders will serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in April 2013 or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. The proxy holders will vote FOR the twelve persons listed below under the section “Company Nominees for Director,” unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the twelve persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee.

Company Nominees for Director

The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

Nominees	Principal Occupation	Age	Director Since
Larry D. Brady	Former Chairman of the Board and Chief Executive Officer of Intermec, Inc. (industrial technologies). Mr. Brady served as Chairman of Intermec from 2001 to 2007 and as Chief Executive Officer from 2000 to 2007. He served as President of Intermec from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1993 and was a director from 1989 to 1999. Mr. Brady is a member of the Advisory Board of Northwestern University’s Kellogg School of Management. Within the past five years, Mr. Brady served as a director of Pactiv Corporation.	69	2004

Clarence P. Cazalot, Jr.	Chairman of the Board of Directors since 2011 and President and Chief Executive Officer of Marathon Oil Corporation (diversified petroleum) since 2002; director of Marathon Oil Corporation from 2002 through 2011. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1996; and President of Texaco’s Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco. He is a director and Board member of the American Petroleum Institute. Additionally, he is a director of the Greater Houston Partnership, is a member of the Business Council and serves on the Advisory Board of the World Affairs Council of Houston.	61	2002

Martin S. Craighead	Chief Executive Officer of Baker Hughes Incorporated since January 2012 and President of the Company since 2010. Chief Operating Officer of the Company from 2009 to 2012 and Senior Vice President from 2009 to 2010. Group President of Drilling and Evaluation from 2007 to 2009 and Vice President of the Company from 2005 until 2009. President of INTEQ from 2005 to 2007. President of Baker Atlas from February 2005 to August 2005. Vice President of Worldwide Operations for Baker Atlas from 2003 to 2005 and Vice President, Marketing and Business Development for Baker Atlas from 2001 to 2003. Employed by the Company in 1986.	52	2011

Chad C. Deaton	Executive Chairman of the Board of Baker Hughes Incorporated since January 2012. Chairman of the Board and Chief Executive Officer of the Company from October 2004 to January 2012; President of Baker Hughes Incorporated from February 1, 2008 to July 28, 2010. Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (compression services) from 2002 through October 2004. He was a Senior Advisor to Schlumberger Oilfield Services (oilfield services) from 1999 to September 2001 and was an Executive Vice President from 1998 to 1999. Mr. Deaton is a director of Ariel Corporation. He is also a director of Houston Achievement Place and a member of the Society of Petroleum Engineers Industry Advisory Council. Mr. Deaton was a director of CARBO Ceramics, Inc. from 2005 to 2009 and has been a director of Air Products and Chemicals, Inc. since 2010.	59	2004

Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Phillip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes serves on the Boards of Black & Veatch, Cytec Industries and ABM Industries, Inc.	66	2001

Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark’s two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc. and BioMotion Analytics. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College. Within the past five years, Ms. Gargalli served as a director of Intermec, Inc. (industrial technologies).	69	1998

Pierre H. Jungels	President of the Institute of Petroleum until June 2003. From 1997 through 2001 Dr. Jungels served as a Director and Chief Executive Officer of Enterprise Oil, plc. In 1996, Dr. Jungels served as the Managing Director of Exploration and Production at British Gas plc. Dr. Jungels is Chairman of Rockhopper Exploration plc and Oxford Catalysts plc. He is also a director of Woodside Petroleum Ltd and a former director of Imperial Tobacco Group plc. Various positions from 1974 to 1995 at PetroFina SA, including Executive Director from 1989 to 1995.	68	2006

James A. Lash	Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1976. Former First Selectman, Greenwich, Connecticut (city government) from 2003 to 2007. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash was a director of the East West Institute from 2002 to 2011 and was a trustee of the Massachusetts Institute of Technology from 2000 to 2011.	67	2002

J. Larry Nichols	Executive Chairman of Devon Energy Corporation (independent energy company) since 2010. Mr. Nichols served as Chairman of the Board from 2000 to 2010 and as Chief Executive Officer from 1980 to 2010. Mr. Nichols serves as a director of SONIC Corp. as well as several trade associations relevant to the oil and gas exploration and production business.	69	2001

H. John Riley, Jr.	Former Chairman of the Board of Cooper Industries, Ltd. (diversified manufacturer) from May 1996 to February 2006. He was Chief Executive Officer of Cooper Industries from 1995 to 2005. He was Executive Vice President, Operations of Cooper Industries from 1982 to 1992, Chief Operating Officer from 1992 to 1995 and President from 1992 to 2004. Mr. Riley is a director of The Allstate Corporation, Westlake Chemical Corporation, and Post Oak Bank, N.A. Mr. Riley also serves as a trustee of the Museum of Fine Arts, Houston and Syracuse University.	71	1997

James W. Stewart	Former Chairman of the Board of Directors, President and Chief Executive Officer of BJ Services Company (pressure pumping services) from 1990 until its acquisition by the Company in 2010. Prior to 1990, Mr. Stewart held various management and staff positions with BJ Services Company and its predecessor company. Mr. Stewart is a member of the Board of The Alley Theatre, a member of the Advisory Board of the Children’s Museum of Houston and is Chair of the Finance Committee for the Menil Foundation.	68	2010

Charles L. Watson	Chairman of Twin Eagle Management Resources (energy marketing) since 2010, Chairman CLW Investments, Inc. since 2009 (private investments), Chairman of Eagle Energy Partners from 2003 to 2009, Chairman of Wincrest Ventures, L.P. (private investments) since January 1994, Chairman of Collegiate Zone LP since 2004 and Chairman of Sigma Chi Foundation since 2005. Senior Advisor to EDF Trading North America LLC and Electricite de France during 2008 (energy marketing), Managing Director of Lehman Brothers from 2007 to 2008. Founder, Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) and its predecessor companies from 1985 to 2002. Mr. Watson is also a board member of Mainstream Renewable Power, Baylor College of Medicine and Angeleno Investors, L.P. Within the past five years, Mr. Watson served on the Board of Shona Energy Company, Inc.	62	1998

Election Policy

It is the policy of the Board of Directors that any nominee for director who receives a “withhold” vote representing a majority of the votes cast for his or her election would be required to submit a letter of resignation to the Board’s Governance Committee. The Governance Committee would recommend to the Board whether or not the resignation should be accepted. Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so appointed will hold office until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

CORPORATE GOVERNANCE

The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Corporate Governance Guidelines as the principles of conduct of the Company’s business affairs to benefit its stockholders, which Guidelines conform to the NYSE corporate governance listing standards and SEC rules. The Corporate Governance Guidelines are attached as Annex A to this Proxy Statement, posted under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and are also available upon request to the Company’s Corporate Secretary.

Board of Directors

During the fiscal year ended December 31, 2011, the Board of Directors held five meetings, the Audit/Ethics Committee held eleven meetings, the Compensation Committee held five meetings, the Governance Committee held four meetings and the Finance Committee held four meetings. Each director attended more than 90% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. All of the Company’s directors attended the Company’s 2011 Annual Meeting. During fiscal year 2011, each non-management director was paid an annual retainer of $75,000. The Lead Director received an additional annual retainer of $15,000. The Audit/Ethics Committee Chair received an additional annual retainer of $20,000. Each of the other independent Committee Chairs received an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chair, received an additional annual retainer of $10,000. Each of the members, excluding the Chair, of the Compensation, Finance and Governance Committees received an additional annual retainer of $5,000. Each non-management director also received annual non-retainer equity in a total amount of $200,000, in the form of (i) restricted shares of the Company’s Common Stock with a value of $140,000 issued in January of each year that generally will vest one-third on the annual anniversary date of the award (however, the restricted shares, to the extent not previously vested or forfeited, will become fully vested upon retirement or on the annual meeting of stockholders next following the date the non-management director attains the age of 72); and (ii) options to acquire the Company’s Common Stock with a value of $30,000 issued in each of January and July. The options generally will vest one-third each year beginning on the first anniversary date of the grant of the option award (however, the options, to the extent not previously vested or forfeited, will become fully vested upon retirement or on the annual meeting of stockholders next following the date the non-management director attains the age of 72). The Company previously provided benefits under a Directors Retirement Plan, which Plan remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of that Plan. No additional benefits have been accrued under the Plan since December 31, 2001. Messrs. Fernandes, Nichols, Riley and Watson and Ms. Gargalli have accrued benefits under the Plan.

Director Independence

All members of the Board of Directors, other than Mr. Deaton, the Company’s Executive Chairman of the Board, Mr. Craighead, the Company’s President and Chief Executive Officer, Mr. Stewart, the former Chairman, President and Chief Executive Officer of BJ Services Company, and Mr. Nichols, Executive Chairman of Devon Energy Corporation, satisfy the independence requirements of the NYSE. Mr. Stewart does not satisfy the independence requirements because of his status as the former Chairman, President and Chief Executive Officer of BJ Services Company which Baker Hughes acquired on April 28, 2010. Mr. Nichols does not satisfy the independence requirements because sales by the Company to Devon Energy Corporation exceeded the two percent test under Section 303A.02(b)(v) of the NYSE’s Listed Company Manual in fiscal years 2010 and 2011. In addition, the Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” (“Policy for Director Independence”) included as Exhibit C to the Corporate Governance Guidelines. Such Policy supplements the NYSE independence requirements. Directors who meet these independence standards are considered to be “independent” as defined therein. The Board has determined that all the nominees for election at this Annual Meeting, other than Messrs. Deaton, Craighead, Nichols and Stewart, meet these standards.

Committees of the Board

The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics, Compensation and Governance Committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and is also available upon request to the Company’s Corporate Secretary.

Committee Memberships 2011
Audit/Ethics	Compensation	Executive	Finance	Governance
Anthony G. Fernandes (C)	Claire W. Gargalli (C)	Chad C. Deaton (C)	Larry D. Brady (C)	James A. Lash (C)
Larry D. Brady Clarence P. Cazalot, Jr. James A. Lash	Clarence P. Cazalot, Jr. Pierre H. Jungels Charles L. Watson	Clarence P. Cazalot, Jr. J. Larry Nichols H. John Riley, Jr. James W. Stewart Charles L. Watson	Claire W. Gargalli Pierre H. Jungels J. Larry Nichols H. John Riley, Jr. James W. Stewart	Anthony G. Fernandes H. John Riley, Jr. Charles L. Watson

(C)	Chair of the referenced Committee.

Audit/Ethics Committee. The Audit/Ethics Committee held eleven meetings during fiscal year 2011. The Board of Directors has determined that each of the Audit/Ethics Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence.” The Audit/Ethics Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and is attached as Annex B to the Proxy Statement. The Vice President Internal Audit and the corporate internal audit function report directly to the Audit/Ethics Committee. The Company’s Corporate Internal Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company’s risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Corporate Governance Guidelines.

The Audit/Ethics Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit/Ethics Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.

The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that each member of the Committee meets the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to SOX. The Board has designated Anthony G. Fernandes as the member of the Committee who serves as the “audit committee financial expert” of the Company’s Audit/Ethics Committee.

Compensation Committee. The Compensation Committee held five meetings during fiscal year 2011. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence.” The Compensation Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor. The Compensation Committee oversees our compensation programs and is charged with the review and approval of the Company’s general compensation strategies and objectives and the annual compensation decisions relating to our executives and to the broad base of Company employees. Their responsibilities also include reviewing management succession; making recommendations to the Board regarding all employment agreements, severance agreements, change in control agreements and any special supplemental benefits applicable to executives; assuring that the Company’s incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the Company’s compensation strategy; approving and/or recommending to the Board new incentive compensation plans and equity-based compensation plans; reviewing the Company’s employee benefit programs; and recommending for approval all committee administrative changes that may be subject to the approval of the stockholders or the Board, reviewing and reporting to the Board of Directors the levels of stock ownership by the senior executives in accordance with the Stock Ownership Policy. The Compensation Committee is also responsible for reviewing the outcome of the stockholder advisory vote on senior executive compensation. The Compensation Committee may delegate its authority to subcommittees.

The Compensation Committee is responsible for determining if there are any inherent potential risks in the compensation programs. The Committee exercises risk oversight with respect to risks relating to the compensation of the senior executives as well as the employees of the Company generally. The Compensation Committee seeks to structure compensation packages and performance goals for compensation in a manner that does not incent employees to take risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee designs long-term incentive compensation, including restricted stock, performance units and stock options in such a manner that employees will forfeit their awards if their employment is terminated for cause. The Committee also retains the discretionary authority to reduce Annual Incentive Compensation Plan bonuses and discretionary bonuses to reflect factors regarding individual performance that are not otherwise taken into account under the performance goal guidelines established by the Compensation Committee. The Company’s stock ownership guidelines established by the Board of Directors also mitigates compensation risks. During fiscal year 2011, the Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company. For more information pertaining to the Company’s compensation policies and practices, please read the “Compensation Discussion and Analysis” section of this Proxy Statement.

Governance Committee. The Governance Committee held four meetings during fiscal year 2011. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence.” A current copy of the Governance Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor. The functions performed by the Governance Committee include overseeing the Company’s corporate governance affairs, health, safety and environmental compliance functions, government relations and monitoring compliance with the Corporate Governance Guidelines. In addition, the Governance Committee proposes candidates for the Board of Directors, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors’ compensation. The Governance Committee annually reviews the Company’s Policy Statement on Shareholders’ Rights Plans and reports any recommendations to the Board of Directors.

The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate’s background and experience with issues facing the Company. The Governance Committee also strives to maintain a Board that reflects diversity, including but not limited to, gender, ethnicity, background, country of citizenship and experience. The criteria used for selecting directors are described in the Company’s “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Corporate Governance Guidelines. In addition, the Company has established a formal process for the selection of candidates, as described in the Company’s “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Corporate Governance Guidelines, and candidates are evaluated based on their background, experience and other relevant factors as described in the Guidelines for Membership on the Board of Directors. The Board and the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

The Governance Committee has established, in accordance with the Company’s Bylaws regarding stockholder nominees, a policy that it will consider director candidates proposed by stockholders in the same manner as all other candidates. Recommendations that stockholders desire to make for the 2013 Annual Meeting should be submitted between October 15, 2012 and November 14, 2012 in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Corporate Governance Guidelines and are also available upon request to: Chair, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas, 77210, or to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas, 77019. Such recommendations should be accompanied by the information required under the Company’s Bylaws for stockholder nominees and in accordance with the Company’s Policy and Submission Procedures for Stockholder Recommended Director Candidates.

In connection with the 2012 election of directors, the Company has not paid any fee during 2011 or 2012 to a third party to identify or evaluate or to assist in identifying or evaluating such nominees. In connection with the 2012 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders.

Stock Ownership by Directors

Each non-management director is expected to own at least four times his or her annual retainer in Company Common Stock. Such ownership level should be obtained within a reasonable period of time following the director’s election to the Board. All non-management directors have met this ownership requirement.

Stockholder Communications with the Board of Directors

To provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company’s Lead Director, the Chair of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors as a group. Stockholders may communicate with any member of the Board, including the Company’s Lead Director, the Chair of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas, 77019. The procedures for “Stockholder Communications with the Board of Directors” are also included as Exhibit E to the Corporate Governance Guidelines. In addition, pursuant to the Company’s policy to request and encourage attendance at the Annual Meeting, such meeting provides an opportunity for stockholders to communicate with members of the Company’s Board of Directors in attendance. All of the Company’s directors attended the Company’s 2011 Annual Meeting.

Business Code of Conduct

The Company has a Business Code of Conduct (the “Code”) that applies to all officers, directors and employees, which includes the code of ethics for the Company’s chief executive officer, chief financial officer, and chief accounting officer and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or reasonably foreseeable conflict, between personal interests and those of the Company. Every year, each of these Company officers certifies compliance with the Company’s Code and the applicable NYSE and SOX provisions. The Audit/Ethics Committee of the Board of Directors of the Company oversees the administration of the Code and responsibility for the corporate compliance effort with the Company. The Company’s Business Code of Conduct and Code of Ethical Conduct Certification are posted under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and are also available upon request to the Company’s Corporate Secretary.

The Board’s Leadership Structure and Role in Risk Oversight

The Board has five standing committees: Audit/Ethics, Compensation, Governance, Finance and Executive. Other than the Executive Committee and the Finance Committee, all of the Board committees are comprised solely of independent directors. Each of the five committees has a different Chairperson. The Chairperson of the Audit/Ethics Committee, the Compensation Committee, the Finance Committee and the Governance Committee are each independent directors. Our Corporate Governance Guidelines require the election, by the independent directors, of a Lead Director who (i) presides at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of independent directors; (ii) serves as liaison between the Chairperson and the independent directors; (iii) has the authority to call meetings of the independent directors; and (iv) consults with the Chairperson on agendas for Board meetings and other matters pertinent to the Company and the Board. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director. John Riley is the current Lead Director. The independent directors hold executive sessions at every regularly scheduled Board meeting and at such other times as the Board deems appropriate. Our Board leadership structure is utilized by numerous public companies in the United States, and we believe that it provides the optimal balance and is an effective leadership structure for the Company.

Effective January 1, 2012, Mr. Craighead became Chief Executive Officer and President of the Company and Mr. Deaton assumed the role of Executive Chairman. The Board determined that Mr. Deaton’s extensive experience and leadership as Chairman and Chief Executive Officer of the Company since 2004 are invaluable and his continued role as Executive Chairman will help the Board leverage his expertise and knowledge.

In accordance with the NYSE requirements, our Audit/Ethics Committee is responsible for overseeing risk analysis and risk management procedures. The Audit/Ethics Committee reviews guidelines and policies on enterprise risk management, including risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. At each meeting of the Audit/Ethics Committee, the officers of the Company provide information to the Audit/Ethics Committee addressing issues related to risk analysis and risk management. At every regularly scheduled meeting of the Audit/Ethics Committee the Company’s Chief Compliance Officer provides a report to the Committee regarding the Company’s Business Code of Conduct, including updates pertaining to the status of the Company’s compliance with its standards, policies, procedures and processes. The Company maintains an Enterprise Risk Management (“ERM”) process under which it reviews its business risk framework including an assessment of external and internal risks and appropriate mitigation activities. The Company’s annual ERM report is provided to the Audit/Ethics Committee and in addition a comprehensive in person presentation is made to the entire Board. In addition to the risk oversight which is exercised by the Audit/Ethics Committee of the Board of Directors, the Compensation Committee, the Finance Committee and the Governance Committee each regularly exercises oversight related to risks associated with responsibilities of the respective Committee. For example, the Compensation Committee has reviewed what risks, if any, could arise from the Company’s compensation policies and practices, while the Finance Committee consistently reviews risks related to the financial structure and activities of the Company and the Governance Committee periodically provides oversight respecting risks associated with the Company’s health, safety and environmental policies and practices. The Board of Directors believes that the risk management processes in place for the Company are appropriate.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 1, 2012 by each director, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 1, 2012.

	Shares Beneficially Owned
Name	Shares Owned as of March 1, 2012	Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2012	Total Beneficial Ownership as of April 30, 2012	% of Class(1)
Larry D. Brady	20,002	4,941	24,943	—
Clarence P. Cazalot, Jr.	21,993	5,867	27,860	—
Anthony G. Fernandes	29,657	9,981	39,638	—
Claire W. Gargalli	25,613	6,668	32,281	—
Pierre H. Jungels	16,793	4,354	21,147	—
James A. Lash	21,593	6,668	28,261	—
J. Larry Nichols	23,593	6,668	30,261	—
H. John Riley, Jr.	34,653	6,668	41,321	—
James W. Stewart	387,303(2)	389,322	776,625	—
Charles L. Watson	32,822	6,668	39,490	—
Chad C. Deaton	303,786	701,983	1,005,769	—
Martin S. Craighead	117,379	132,471	249,850	—
Peter A. Ragauss	107,064	203,034	310,098	—
Alan R. Crain	75,661	97,330	172,991	—
Derek Mathieson	43,548	29,599	73,147	—
All directors and executive officers as a group (23 persons)	1,481,530	1,886,037	3,367,567	—

(1)	No percent of class is shown for holdings of less than 1%.
(2)	Mr. Stewart holds 9,985 shares indirectly as the trustee of trusts established for the benefit of his children. An additional 32,471 shares are held by a Grantor Retained Annuity Trust and another 32,471 shares are held by a Grantor Retained Annuity Trust with his spouse as the trustee.

CHARITABLE CONTRIBUTIONS

During the fiscal year ended December 31, 2011, the Company did not make any contributions to any charitable organization in which any director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors, and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2011 with the exception of an inadvertent late filing on a Form 4 for Mr. Stewart.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has, and strictly follows, formalized policies and procedures for identifying potential related party transactions and ensuring those policies are reviewed by the Board of Directors and the Audit/Ethics Committee. We subject the following related persons to these procedures: directors, director nominees, executive officers, individual 5% stockholders and any immediate family members of these persons.

As outlined in Exhibit C to our Corporate Governance Guidelines, the Board annually re-evaluates the independence of any “related person” for any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships in which any director, director nominee, executive officer, or any immediate family member of those persons could be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the Audit/Ethics Committee and then the Board. However, the standards utilized in its annual Director & Officer Questionnaire to determine if a related party transaction exists are modeled after Section 303A.02 of the New York Stock Exchange’s Listed Company Manual. Instead of a formalized standard, potential related party transactions are reviewed and judgment is applied by the Board of Directors in accordance with its duties under Delaware and other applicable law to determine whether such transactions are in the best interests of the Company and its stockholders. In addition to the discussion under the “Business Code of Conduct” in this Proxy Statement, the “Baker Hughes Incorporated Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” are included as Exhibit C of the Corporate Governance Guidelines. The Company utilizes standard accounting procedures to monitor its financial records and determine whether a related person is involved in a business relationship or transaction with the Company for which disclosure is required.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The purpose of our compensation program is to motivate exceptional individual and organizational performance that is in the long-term best interests of our stockholders. We use traditional compensation elements of base salary, annual incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of pay. Our executive pay decisions are made by an independent Compensation Committee of our Board of Directors, with assistance from its independent consultant. We target the market median for fixed compensation, while providing the opportunity for executives to earn upper quartile incentive pay based on Company performance.

2011 Performance Overview

The Company completed 2011 with strong financial performance, a key factor for the Compensation Committee when considering executive pay decisions. Following the merger with BJ Services in 2010 and the subsequent integration efforts that were underway throughout the period, during 2011 the Company focused its efforts beyond transformation into execution. Senior Executives focused on revenue growth and fundamentally lowering our cost structure.

The Company achieved significant growth in revenue, net income, profit margin and return on capital employed over the period. The Company has experienced a strong recovery in North America, resulting in overall increases in revenue and net income margins of 38% and 54%, respectively. From an international perspective, the Company also experienced solid revenue growth and international profit margins increased year over year by 86%. Further, the Company has successfully controlled costs with Marketing, General and Administrative costs as a percent of revenue at their lowest levels since 2008 at 6%. The Compensation Committee takes into account these performance measures, as well as others, when making compensation decisions for our Senior Executives.

Participants

Our compensation programs include programs that are designed specifically for (1) our most senior executive officers, which include the principal executive officer (“PEO”), the principal financial officer (“PFO”) and the three other most highly compensated executive officers (collectively, either the “Senior Executives” or “NEOs”) and (2) employees who are designated as executives of the Company (“Executives”), which includes the Senior Executives and (3) a broad base of Company employees. In accordance with the Company’s succession plan, on January 1, 2012, Mr. Deaton transitioned from the roles of Chairman and Chief Executive Officer (PEO) to Executive Chairman and Mr. Craighead assumed the position of President and Chief Executive Officer (PEO). Previously, Mr. Craighead served as President and Chief Operating Officer.

The Senior Executives are:

•	Chad C. Deaton – Executive Chairman (former Chairman and Chief Executive Officer (PEO))

•	Peter A. Ragauss – Senior Vice President & Chief Financial Officer (PFO)

•	Martin S. Craighead – President & Chief Executive Officer (PEO)

•	Alan R. Crain – Senior Vice President & General Counsel

•	Derek Mathieson –Vice President and President, Western Hemisphere Operations

Pay for Performance

The Compensation Committee designs compensation programs to deliver compensation which is aligned with Company performance and thus stockholder interests. The following charts reflect the relationship between our PEO’s pay and Company performance as well as peer performance.

The chart below illustrates an internal comparison of target and realized compensation for our PEO versus the Company’s Total Shareholder Return (TSR) over a three-year period. Target pay includes base salary, target bonus and target value of options, restricted stock and performance units for the year (all measured as of the dates of grant). Realized pay includes base salary, bonus payout and grant date value of options, restricted stock and performance unit payout for the year. The chart below assumes that $100 was invested in our Common Stock on December 31, 2008. It shows the directional relationship between Company stock performance and PEO pay. Our three-year TSR has increased between 2008 and 2011 while the target pay for our PEO has remained relatively constant. The chart also reflects, over the three-year period, realized pay for our PEO has increased along with growth in TSR.

The chart below illustrates the Company’s three-year realized pay percentile ranking and performance percentile ranking for our PEO versus the Company’s oilfield services peers which include Halliburton Company, National Oilwell Varco Inc., Schlumberger Ltd. and Weatherford International Ltd. Realized pay includes base salary, bonus payout and grant date value of options, restricted stock and performance unit payout for the year. The chart reflects that for the fiscal 2010 one-year period, Company TSR performance was in the upper quartile while our PEO’s pay was in the lower quartile. For the fiscal 2008 through fiscal 2010 three–year period, our PEO’s pay is aligned with the Company’s TSR performance. Information on our peers for fiscal year 2011 was not available at the time of filing the Proxy Statement.

Compensation Objectives

To reward both short- and long-term performance and to further our compensation objectives, our executive compensation program is designed to:

Objective	How We Meet Our Objectives
Attract and retain knowledgeable, experienced, and high performing Senior Executives

•   Provide a competitive total pay package, taking into account the base salary, incentives and benefits.

•   Regularly benchmark our pay programs against the competitive market, comparing both fixed and variable, at-risk compensation that is tied to short and long-term performance. We use the results of this analysis as context in making pay adjustments.

•   Administer plans to include three-year performance cycles on long-term incentive plan awards, three-year vesting schedules on equity incentives, and competitive total benefit programs, including retirement benefits.

Reward the creation of long-term stockholder value

•   The long-term incentive plan consists of a combination of stock options, restricted stock awards, and performance units.

•   The incentive programs include specific financial performance measures that are fundamental to long-term stockholder value creation:

•   The Annual Incentive Compensation Plan uses earnings per share; and

•   The long-term incentive plan uses revenue growth, profit before taxes margin, and return on capital employed as compared to our peers.

Address the complexities in managing a cyclical business that is subject to world demand for oil and gas

•   The annual incentive program provides for formulaic and non-formulaic goals and rewards managers for the achievement of annual performance imperatives.

•   The long-term incentive plan utilizes a combination of share growth and full-value awards, balancing retention and appreciation through the business cycles.

•   The performance unit component of the long-term incentive plan measures Company performance relative to industry peers, mitigating the difficulty in goal setting over long periods.

Drive and reward performance that supports the Company’s core values of integrity, teamwork, performance and learning

•   Success in the promotion of core values is considered in the base salary review process and when determining annual award values for long-term incentive compensation awards.

•   Short-term incentive program allows for the reduction or elimination of bonus payout if the standards are not upheld.

Provide a significant percentage of total compensation that is variable and at risk	• Annual and long-term incentive compensation comprises, on average, more than two-thirds of total direct compensation.

Reinforce adherence to high ethical, environmental, health and safety standards

•   The discretionary bonus component includes individual business goals which may include specific targets related to health, safety and the environment.

•   Short-term incentive program allows for reduction or elimination of bonus payout if the standards are not upheld.

Motivate management to take prudent but not excessive risks

•   Pay programs emphasize long-term incentive compensation with year-over-year vesting schedules.

•   Share ownership guidelines motivate alignment between long-term stockholder value and management decisions.

•   Utilize multiple performance measures for short-term and long-term incentives, as well as peer comparisons.

Align executive and stockholder interests

•   Emphasizing long-term stockholder returns, we encourage significant Company stock ownership among executives through our Stock Ownership Policy guidelines.

•   The ultimate value of two-thirds of our annual equity grants is driven by stock price performance.

Consideration of Advisory Say on Pay Voting Results

In compliance with Section 14A of the Securities Exchange Act, the Company asks the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Company’s Proxy Statement (commonly known as the “Say on Pay” advisory votes). The Compensation Committee believes that the advisory Say on Pay votes of the Company’s stockholders are an important means by which stockholders may express their views regarding the Company’s executive compensation. While the Say on Pay votes are advisory votes and are not binding on the Company, the Compensation Committee strongly values the opinions of the stockholders as expressed in the Say on Pay votes. On an ongoing basis, the Compensation Committee monitors the performance of the Company and its Senior Executives, makes business determinations concerning what performance goals the Compensation Committee believes are appropriate; and what financial incentives are appropriate to incentivize the achievement of these goals; and designs and modifies the Company’s executive compensation programs as it deems appropriate and consistent with these determinations. In making its determinations, the Compensation Committee is guided by its fiduciary duties to the Company’s stockholders and its business judgment concerning what is in the best interest of the stockholders. The Compensation Committee carefully considered the Company stockholders’ 2011 advisory Say on Pay voting results to ascertain whether there was a general level of support that was meaningful. In 2011, the Company’s stockholders voted 81 percent in favor of the Company’s executive compensation practices, as disclosed in the Company’s Proxy Statement, a level of support that the Compensation Committee considers to be a meaningful level of support.

In reviewing stockholder comments obtained through the Say on Pay process, the Compensation Committee carefully considered comments related to caps on bonuses paid to Senior Executives through our short-term incentive compensation programs. While certain caps have been in place for our short-term incentive programs, in February 2012, the Compensation Committee approved additional caps on bonus payouts for our Annual Incentive Compensation Plan and discretionary bonuses, beginning with the 2012 plan year. For the Annual Incentive Compensation Plan, the Compensation Committee approved a cap on bonus payments for Senior Executives. This cap is equal to 200% of each Senior Executive’s target bonus, but in no event more than $4 million. The $4 million cap for each Senior Executive was already a limit in prior years. With respect to discretionary bonuses, the maximum funds available for the payment of discretionary bonuses may not exceed 2.5 times the respective discretionary bonus targets for all participants. This cap will continue to be in effect for 2012.

In addition, in February 2012, the Compensation Committee approved implementing a cap on the bonus opportunity for each Senior Executive from both the Annual Incentive Compensation Plan and discretionary bonuses at 215% of their combined target, beginning with the 2012 plan year.

Compensation Consultant

The Compensation Committee has retained Cogent Compensation Partners, Inc. (“Cogent”) since 2008 as its independent compensation consultant. Cogent advises the Compensation Committee on matters related to the Senior Executives’ compensation and general compensation programs, including industry best practices. It is anticipated that this relationship will continue during 2012.

Cogent provides the following consulting services to the Compensation Committee:

•	assists in the annual review and approval of the comparator groups used to benchmark executive compensation levels;

•	provides comparative market data on compensation practices and programs; and

•	advises in:

•	determining base salaries for Senior Executives;

•	setting individual performance goals and award levels for Senior Executives for the long-term incentive plan performance cycle;

•	compensation trends and regulatory matters affecting compensation; and

•	designing and determining individual grant levels for Senior Executive long-term incentive awards.

Cogent periodically provides consulting services to the Governance Committee, as follows:

•	advises on policy covering the payment of director fees; and

•	advises on equity and non-equity compensation awards to directors.

Benchmarking

The competition in the market for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies in order to strengthen our ability to attract, engage and retain key executives.

Because of the technical nature of the industry, cyclicality of the markets, high labor needs and capital requirements, oilfield service companies provide the best competitive benchmarks. However, due to market consolidation the number of similarly sized oilfield service companies with which we compete for talent has declined.

Since 2010, the Company has used a broader Reference Group for competitive benchmarking. In selecting the Reference Group, the Company narrowed the broad universe of public companies down to a smaller group of companies by considering companies within a size range against which the Company competes for talent as well as business characteristics such as asset intensity and cash flow margin. The list was narrowed further according to factors, including but not limited to, global scale, engineering, technology and industrial applications, multiple divisions, logistical complexity, business services, size (and other financial measures) and asset/people intensity.

The following chart reflects the Reference Group companies and highlights how we use competitive information to compare performance and compensation.

Using the Reference Group as well as the Peer Group data (collectively, the “Survey Data”) addresses the need for both statistical validity and industry influence in the data. The Reference Group is comprised of industry peers and companies in broader energy and general industry with similar business characteristics, size, margins, competition for talent, and other key compensable factors and is statistically meaningful. The data is used to assess the competitive market value for executive jobs, pay practices, validate targets for pay plans, test the compensation strategy, observe trends and provide a general competitive backdrop for decision making. The Peer Group is composed of four direct industry peers and the data is used to provide a general, high level review, compare Company performance in our industry, understand pay practices and trends, compare plan design specifics, evaluate the effects of the industry cycle on compensation and validate compensation targets.

Pay Mix

The charts below show the mix of compensation elements of our executive officers for fiscal 2011 as compared to the mix of compensation elements of the market median. This comparison demonstrates that the allocation of our compensation elements is similar to the compensation practices of our Reference Group, but with more weight to long-term incentives. This is aligned with one of our compensation objectives to provide a significant percentage of total compensation that is variable and at risk.

Components of the Executive Compensation Program

The Compensation Committee reviews, on an annual basis, each compensation element for each of the Senior Executives. The Compensation Committee takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels. The Compensation Committee is responsible for reviewing and approving the Company’s goals and objectives relevant to the PEO’s compensation, evaluating the PEO’s performance in light of such goals and objectives; and determining the PEO’s compensation level based on this evaluation and other relevant information.

In addition, each year the PEO presents to the Compensation Committee his evaluation of each of the other Senior Executives, which includes a review of contribution and performance over the past year, strengths, development needs and succession potential. The PEO makes no recommendations to the Compensation Committee regarding his own compensation. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves compensation for each Senior Executive.

Base Salaries

The Compensation Committee targets the market median of the Reference Group for the base salaries of our Senior Executives. When considering an adjustment to a Senior Executive’s base salary, the Compensation Committee reviews Survey Data and evaluates the Senior Executive’s position relative to the market, his level of responsibility and experience as well as overall Company performance. The Compensation Committee also considers the Senior Executive’s success in achieving business results, promoting our core values and keys to success, improving health and safety, demonstrating leadership and the achievement of specific individual performance goals as further described in the “Discretionary Bonuses” section.

In determining base salaries, the Compensation Committee also considers the Company’s continuing achievement of its short- and long-term goals including:

•	the financial performance of the Company;

•	the effective execution of the strategy approved by its Board of Directors; and

•	the development of human resource capability.

In 2011, the Compensation Committee reviewed the compensation for Senior Executives and approved base salary increases as detailed in the chart below. The new salaries were effective April 1, 2011.

Senior Executives	% Increase Awarded in 2011	New Salary Effective April 1, 2011
Chad C. Deaton	0%	$1,282,000
Peter A. Ragauss	4.0%	$708,000
Martin S. Craighead	4.1%	$740,000
Alan R. Crain	4.5%	$522,000
Derek Mathieson	12.3%	$480,000

Notably, the Compensation Committee approved a 12.3% salary increase for Mr. Mathieson based on the factors described above, including consideration of the relative positioning of his base salary with respect to the Survey Data. On December 19, 2011, the Board of Directors approved an increase in Mr. Craighead’s annual base salary from $740,000 to $1,000,000. This increase was effective on January 1, 2012 when he assumed his new role as President and Chief Executive Officer of the Company. The Survey Data indicates that the salaries for the collective Senior Executive group are positioned in alignment with the market median.

Short-Term Incentive Compensation

The short-term incentive compensation program provides Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional and individual performance goals. The Compensation Committee designs the short-term incentive program to incentivize Senior Executives to attain certain short-term performance goals. The payouts for Senior Executives under the short-term incentive compensation program are targeted to provide compensation at the market median of the Survey Data in years where we reach target performance levels. The incentive compensation plans are designed to pay above the market median in years where performance exceeds target performance levels. Incentive bonuses are generally paid in cash in March of each year for the prior fiscal year’s performance.

The short-term incentive opportunity for Senior Executives is based on formulaic and non-formulaic performance goals. Greater weight is placed on the formula based component of the short-term incentive to reflect the Company’s goal of providing a meaningful link between compensation and Company performance.

Annual Incentive Compensation Plan

The Annual Incentive Compensation Plan is designed so that in years in which our financial performance significantly exceeds our financial performance targets, the payouts for the Annual Incentive Compensation Plan could exceed the market median of the Survey Data, and correspondingly, the payouts could be lower than the market median of the Survey Data in years in which our performance falls meaningfully short of expected results.

In 2011 and for the past several years, the financial metric for the Annual Incentive Compensation Plan was based on earnings per share. However, in 2010, operating profit before interest and taxes was used as the financial metric in order to more accurately set profitability goals throughout the organization as such goals were set prior to the merger with BJ Services and excluded the effects of such merger.

Typically, the Compensation Committee has approved three performance levels with respect to the achievement of the established financial metric: entry level, expected value, and over achievement. For 2011, the Compensation Committee approved the inclusion of an additional performance level, intermediate value, with respect to the achievement of the established financial metric. If the Company achieved the earnings per share value that matched the expectations of investors at the beginning of the year, Senior Executives would receive the intermediate value payout level at 75% of their individual target bonuses. The expected value was set higher than investor expectations at the outset of the fiscal year to ensure payouts rewarded exceptional performance and were thus aligned with stockholder interests.

Performance targets are established at levels that challenge the individual Senior Executive to perform at a high level. Performance goals are set such that only exceptional performance will result in payouts above the target incentive and poor performance will result in no incentive payment.

As detailed in the chart below, entry level is the minimum level of financial performance for which the Compensation Committee approves any annual incentive payout and the payout is 25% of target incentive compensation. If our financial performance is less than the entry level threshold, there is no payout for that fiscal year. If our financial performance reaches the intermediate value level, the payout equals 75% of target incentive compensation. If our financial performance reaches the expected value level, the payout equals 100% of target incentive compensation. If our financial performance reaches the over achievement level, the payout equals 200% or above. Achievement between any level results in a payout that is determined by interpolation between payout levels or extrapolation for exceeding the over achievement level. The Plan caps the payout to any one individual at $4 million. The over achievement level is set at a stretch level such that significantly exceeding the over achievement level is unlikely. Over the past 10 years, the over achievement level has been exceeded only one time. In February 2012, the Compensation Committee approved a cap on bonus payments for Senior Executives. This cap is equal to 200% of each Senior Executive’s target bonus, but in no event more than $4 million.

Performance Level	Definition	Payout Level % of Target	2011 Earnings Per Share
Entry level	Minimum achievement level for payout	25% Payout	$ 3.27
Intermediate value	Performance meets investor expectations	75% Payout	$ 3.60
Expected value	Performance meets expected value	100% Payout	$ 4.09
Over achievement	Performance exceeds expected value	200% Payout or above	$ 4.50

Our 2011 GAAP earnings per share was $3.97. The Compensation Committee approved the following adjustments to the GAAP earnings per share result for determining the achievement against the 2011 Annual Incentive Compensation Plan performance goals resulting in the adjusted earnings per share of $4.19. This amount excluded a $0.50 per diluted share non-cash charge for trade name impairments mainly related to the BJ Services name, a non-cash gain of $0.49 per diluted share related to a non-cash tax benefit associated with the reorganization of certain foreign subsidiaries, a $0.06 per diluted share loss related to the early extinguishment of debt partially offset by a gain from the termination of two related interest rate swap agreements and a $0.15 per diluted share loss for the impairment of Libyan assets. The adjusted earnings per share resulted in a payout of 124.4% of target, which will be paid in March 2012.

For purposes of measuring the achievement of performance goals for the Annual Incentive Compensation Plan, the Compensation Committee has discretion to include or exclude items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), other applicable accounting rules, or consistent with the Company’s policies and practices for measuring the achievement of performance goals.

The following table shows the 2011 annual incentive target compensation for each of the Senior Executives. The annual incentive bonus target for each Senior Executive is reviewed by the Compensation Committee each year and is set based on the Survey Data and the individual contribution level and potential of each individual executive.

2011 Annual Incentive Compensation Plan Targets for Senior Executives

Senior Executives	Target Incentive Compensation % of Base Salary
Chad C. Deaton	84.0%
Peter A. Ragauss	63.0%
Martin S. Craighead	63.0%
Alan R. Crain	52.5%
Derek Mathieson	42.0%

Discretionary Bonuses

Discretionary bonuses provide flexibility to the Compensation Committee to reward Senior Executives, in its discretion, for the achievement of specific, short-term performance goals which may or may not be formulaic in nature. At the beginning of each year, the Compensation Committee establishes discretionary bonus targets for Senior Executives.

The following table shows the 2011 discretionary bonus targets for each of the Senior Executives. The bonus target for each Senior Executive is reviewed by the Compensation Committee each year and is set at the market median in light of the Survey Data.

2011 Discretionary Bonus Targets for Senior Executives

Senior Executives	Target Discretionary Compensation % of Base Salary
Chad C. Deaton	36.0%
Peter A. Ragauss	27.0%
Martin S. Craighead	27.0%
Alan R. Crain	22.5%
Derek Mathieson	18.0%

The maximum funds available for the payment of discretionary bonuses may not exceed 2.5 times the respective discretionary bonus targets for all participants.

In February 2012, the Compensation Committee approved implementing a cap on the bonus opportunity for each Senior Executive from both the Annual Incentive Compensation Plan and discretionary bonuses at 215% of their combined target, beginning with the 2012 Plan year.

For 2011, the performance goals for each of our Senior Executives were related to the achievement of health, safety and environment enterprise goals, operating margin goals for the Eastern Hemisphere, delivery of projected savings targets for supply chain, completion of the BJ Services integration and achievement of related synergies, optimization of the ONE Baker Hughes structure as well as individual performance goals. The measures for evaluating the Senior Executive’s performance with respect to the latter three performance goals were subjective.

At the beginning of 2011, the PEO set specific individual performance goals for each Senior Executive other than himself and the Compensation Committee established performance goals for the PEO.

Mr. Deaton’s 2011 individual performance goals pertained to the completion of the integration of BJ Services, including the achievement of cost and revenue synergies and sustainment of existing compliance standards, achievement of supply chain and manufacturing cost reduction targets, goals related to diversity and safety, and specific international profit margin targets, completion of the R&D reorganization, enhancement of reservoir capabilities and continued strengthening of the field engineer graduate program, particularly with respect to university recruiting and career development progression.

Mr. Ragauss’ 2011 individual performance goals related to the completion of the finance function reorganization, continued integration of BJ Services including systems integration, the establishment of regional accounting centers, improvement in close process efficiency, optimization of tax structure, enhancement of planning and analytical capabilities and achievement of cost reductions.

Mr. Craighead’s 2011 individual performance goals pertained to the achievement of North America and international margin targets, cost reductions related to marketing, general and administrative and supply chain, days sales outstanding targets and diversity and safety goals, delivery of new product revenue and competency assurance program as well as continued progress in the advancement of technical professionals.

Mr. Crain’s 2011 individual performance goals related to the development of customized compliance training and communications to more clearly reflect unique regional and business unit risks, improve efficiencies in customer contract reviews, cost control, delivery of benefits associated with the BJ Services integration as well as supporting the development and implementation of action plans associated with the employee engagement survey such as employee advancement programs, leadership in competency and creating a high performing, diverse and inclusive organization.

Mr. Mathieson’s 2011 individual performance goals pertained to strengthening the integrated operations organization and developing a strategic growth plan, development of an overall workflow to drive reliability across the organization, development and implementation of a science leaders program and the development of strategic plans for specific functions within the products and technology organization.

The 2011 health and safety goals for Messrs. Deaton and Craighead were a motor vehicle accident rate of less than or equal to 0.92. The rate is determined by multiplying the number of motor vehicles accidents by one million hours, divided by the total kilometers driven. The actual motor vehicle accident rate during 2011 was 0.89.

The Compensation Committee assesses the PEO’s performance relative to the established performance goals and determines whether or not a payout will be made. The same process is conducted for the other Senior Executives taking into account the recommendations of the PEO. No Senior Executive has any guaranteed right to any discretionary bonus. In determining discretionary bonus amounts, the achievement of (or failure to achieve) the performance goals under the Annual Incentive Compensation Plan is not a factor that is considered by the Compensation Committee.

The Compensation Committee has determined to award Messrs. Deaton, Ragauss, Craighead, Crain, and Mathieson a discretionary cash bonus award in the amounts of $812,000, $332,000, $347,000, $204,000 and $147,000, respectively, based upon their performance as compared to the established performance goals described above.

Long-Term Incentive Compensation

The long-term incentive program allows Senior Executives to earn compensation over a number of years as a result of stock price performance and/or sustained financial performance over multiple years. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of a Senior Executive’s compensation package.

A primary objective of the long-term incentive plan is to align the interests of Senior Executives with those of our stockholders. The long-term compensation program is composed of stock options, restricted stock and cash-based performance units. The Compensation Committee determines the total stock options, restricted stock, and cash-based performance units granted to Senior Executives as well as the size of individual grants for each Senior Executive. The awards granted to Senior Executives by the Compensation Committee vary each year and are based on Survey Data, the Senior Executive’s performance and the Senior Executive’s total compensation package. While the Compensation Committee reviews each Senior Executive’s historical awards, it does not systematically consider those awards when making individual awards. Presently, long-term incentives are generally allocated to Senior Executives as detailed in the chart below.

2011 Allocation	Company Goals	Future Value Dependent On
Performance Units: 30%	Motivate differential financial performance	Financial performance against peers
Stock Options: 40%	Drive stock price; retain executives	Stock price appreciation
Restricted Stock Awards: 30%	Retain executives; drive stock price	Stock price appreciation

The chart below illustrates the target multiple for each NEO and the position of the long-term incentive multiple as it relates to meeting the target percentile. The Compensation Committee sets these target award levels based on competitive compensation information including the Survey Data, the vitality of the industry, the demand for talent, cost considerations, and the performance of the Company and the NEOs.

Senior Executives	Target Multiple % of Base salary	Grant Date Value of 2011 Long-Term Incentive Award
Chad C. Deaton	725%	$9,203,543
Peter A. Ragauss	450%	$3,032,930
Martin S. Craighead	550%	$3,849,318
Alan R. Crain	400%	$2,151,132
Derek Mathieson	350%	$1,701,628

Stock Options

An important objective of the long-term incentives is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide Senior Executives with the opportunity to purchase our Common Stock at a price that is fixed on the grant date regardless of future market price. Stock options generally vest and become exercisable in one-third increments annually after the original award date.

Our practice is that the exercise price for each stock option is the closing market price of a share of our Common Stock on the NYSE on the last trading day prior to the grant date. The exercise price of the stock options granted to the NEOs during fiscal year 2011 are shown in the Grants of Plan-Based Awards Table. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

Restricted Stock Awards

Restricted stock awards provide Senior Executives the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by stock options or performance units. This is a performance based award since as stock price increases, the Senior Executive’s reward increases as does the stockholders reward. Additionally, restricted stock awards are intended to aid in the retention of Senior Executives through the use of a vesting schedule (generally one-third increments annually after the original award date). Restricted stock awards are generally awarded to Senior Executives once a year in January, at the same time as awards are made to the general eligible employee population.

Performance Units

Performance units represent a significant portion of our long-term incentive compensation program. Performance units are certificates of potential value that are payable in cash after the end of a specified performance period. The performance units are designed in a manner to incent the Senior Executives to strive to achieve certain specific Company long-term performance goals during specific performance periods. While the values of stock options and restricted stock awards tie directly to our stock price, performance units reward contributions to our financial performance and mitigate the impact of the volatility of the stock market on our long-term incentive compensation program.

Each of the Senior Executives was granted performance unit awards during 2009, 2010 and 2011. Performance units are generally awarded once each year (typically in January) to Senior Executives at the same time as grants are made to the general eligible employee population. The performance unit program operates in overlapping three-year periods with a payout determined at the end of each three-year period. The actual value our Senior Executives may realize under the performance unit program depends on how well we perform against our Peer Group (identified below) with respect to specified performance metrics which are established by the Compensation Committee with assistance from the Compensation Committee’s independent compensation consultant.

Performance Measurement Periods

Under the terms of the performance unit program that has been in place since 2009, the amounts payable under performance unit awards are based upon our performance during four performance measurement intervals, one three-year performance measurement interval and three one-year performance measurement intervals within that three-year period. As of the end of each measurement interval, our performance is measured against the performance of our Peer Group members and 25 percent of the performance unit award value is determined. The payout, if any, will be made after the close of the three-year performance period in March 2012, March 2013 and March 2014 for performance unit awards granted in 2009, 2010 and 2011, respectively.

As detailed in the chart below, the 2009, 2010 and 2011 performance units involve multiple performance measurement periods. Our performance relative to the performance of our Peer Group will be determined over four distinct periods and each period will make up 25 percent of the final value of the units.

	2009 Performance Units		2010 Performance Units		2011 Performance Units

•	One-Year Period (2009)	•	One-Year Period (2010)	•	One-Year Period (2011)
•	One-Year Period (2010)	•	One-Year Period (2011)	•	One-Year Period (2012)
•	One-Year Period (2011)	•	One-Year Period (2012)	•	One-Year Period (2013)
•	Three-Year Period (2009 to 2011)	•	Three-Year Period (2010 to 2012)	•	Three-Year Period (2011 to 2013)

In the case of the performance units granted by us in 2009, 25 percent of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of 2009, 2010 and 2011. The final 25 percent of the performance unit value is calculated at the end of 2011 based upon the cumulative performance of the Company over the three-year performance period 2009 through 2011. Any payouts under the 2009 performance units will be paid in March 2012.

For the performance units granted by us in 2010, 25 percent of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of each of 2010, 2011 and 2012. The final 25 percent of the performance unit value is calculated at the end of 2012 based upon the cumulative performance of the Company over the three-year performance period 2010 through 2012. Any payouts under the 2010 performance units will be paid in March 2013.

For the performance units granted by us in 2011, 25 percent of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of each of 2011, 2012 and 2013. The final 25 percent of the performance unit value is calculated at the end of 2013 based upon the cumulative performance of the Company over the three-year performance period 2011 through 2013. Any payouts under the 2011 performance units will be paid in March 2014.

Performance Unit Metrics

There are three basic performance metrics that apply to the 2009, 2010 and 2011 performance units. The potential amounts payable under the 2009, 2010 and 2011 performance units are based upon our (1) revenue growth, (2) pre-tax operating margin, and (3) return on capital employed for the applicable performance periods compared to our Peer Group.

Revenue growth is the percentage increase of the revenue of the relevant company for the relevant one-year or three-year performance period. Revenue growth for a one-year performance period is the result of (a) minus (b), divided by (c), where (a) is the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the one-year performance period and (b) and (c) are the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the calendar year immediately preceding the one-year performance period.

Revenue growth for a three-year performance period is the result of (a) minus (b), divided by (c), where (a) is the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the final fiscal year of the three-year performance period, and (b) and (c) are the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the fiscal year immediately preceding the three-year performance period.

Pre-tax operating margin is the quotient of earnings before interest and taxes for the relevant company for the fiscal year(s) that coincides with or ends within the relevant one-year or three-year performance period, divided by the relevant company’s total revenue during that period of time.

Return on capital employed is the relevant company’s earnings before interest and taxes for the fiscal year(s) of the relevant company that coincides with or ends within the relevant one-year or three-year performance period, divided by the relevant company’s capital employed for that period of time.

Peer Group

The Peer Group consists of a group of five companies identified by the Compensation Committee (as listed below):

Peer Group
Baker Hughes Incorporated
Halliburton Company
National Oilwell Varco, Inc.
Schlumberger Limited
Weatherford International Ltd.

Amounts Payable Under 2009 Performance Units for the One-Year Performance Period Starting in 2009

In the case of the performance measurement period starting on January 1, 2009 under the 2009 performance unit awards, the unit value earned during the 2009 one-year performance measurement period for each of the three revenue growth, pre-tax operating margin and return on capital employed performance goals applicable to the performance measurement period is one-third of 25 percent of the unit value amount listed below:

2009 Performance Period
Peer Group Rank	7th	6th	5th	4th	3rd	2nd	1st
Unit Value	$0	$25	$50	$75	$100	$150	$200

Prior to certain corporate mergers consummated in 2010, the Peer Group that applied for the 2009 one-year performance measurement period under the 2009 performance units was the current Peer Group (listed above) plus Smith International, Inc. and BJ Services Company. Our relative ranking for the 2009 one-year performance measurement period was 4th, 4th and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $18.75 earned during 2009 with respect to the 2009 performance units that will be paid in March 2012.

Amounts Payable Under 2009, 2010 and 2011 Performance Units for One-Year Performance Periods Starting After 2009 and for the Three-Year Performance Period

In the case of the one-year performance measurement periods starting on or after January 1, 2010 and the three-year performance measurement periods under the 2009, 2010 and 2011 performance unit awards, the unit value earned during an applicable performance measurement period (a one-year or three-year performance measurement interval, as applicable) for each of the three revenue growth, pre-tax operating margin and return on capital employed performance goals applicable to the performance measurement period is one-third of 25 percent of the unit value amount listed below:

2009, 2010, 2011 One-Year Performance Periods Starting After 2009 and Three-Year Performance Period (2009-2011)
Peer Group Rank	5th	4th	3rd	2nd	1st
Unit Value	$0	$45	$90	$135	$200

Our relative ranking for the 2010 one-year performance measurement period was 1st, 4th and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $24.17 earned for 2010.

Our relative ranking for the 2011 one-year performance measurement period was 3rd, 4th and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $15.00 earned for 2011.

Our relative ranking for the three-year performance period, 2009 – 2011, was 1st, 4th and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $82.09 for the three-year period.

Performance Unit Payout Calculation for Units Granted in 2009

The table below illustrates the manner in which the amounts payable under the performance unit awards were calculated. The relative rank and periodic values reflect the achievement of the Company during the 2009 – 2011 performance period.

For each measurement period, our performance was compared to the performance of the companies in the Peer Group, and assigned a rank of 1st, 2nd, 3rd, 4th or 5th. Based on the ranks achieved as listed in the table above; revenue growth, pre-tax operating margin and return on capital employed for the 2009 performance period, the performance unit value achieved for the performance period was $18.75 in the aggregate (average of 25% of $75, 25% of $75 and 25% of $75, respectively). Unit values for 2010, 2011 and for the three-year period were calculated in the same manner.

At the end of the three-year performance period, the total amount that will be paid to the Senior Executives in March 2012 for the 2009 – 2011 performance period is $82.09 per unit (calculated as the sum of $18.75, $24.17, $15.00 and $24.17).

Performance Units Granted in Prior Years

For awards granted prior to 2009, a three-year cumulative Baker Value Added (“BVA”) goal was the financial metric used to determine payouts, if any. BVA measures operating profit after-tax less the cost of capital employed. BVA is a non-GAAP measure that supplements traditional accounting measures to evaluate the return on capital invested in the business. BVA is calculated as our financial return in a given period less our capital charge for that period. Our financial return is defined as (i) profit before tax (as defined below) plus interest expense, multiplied by (ii) one minus the applicable tax rate. Our capital charge is defined as (i) the weighted average cost of capital determined for the Company for the period multiplied by (ii) the average capital employed. Profit before tax is calculated as total revenues (including interest and dividend income) minus total costs and expenses (including interest expense). At this time the Compensation Committee does not intend to use the BVA metric for future performance unit awards.

We did not achieve the threshold level of BVA performance for performance unit awards granted in 2008 and, accordingly, no payout was made in March 2011. The amounts of the performance unit award payments for each of the Senior Executives for the three-year performance period ending on December 31, 2010 were $0 and are shown in the Summary Compensation Table.

Tax Implications of Short-Term Incentives and Long-Term Incentives

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the PEO and the other NEOs other than Mr. Ragauss (because he is PFO) unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We intend that certain compensation paid to Senior Executives qualifies for deductibility as performance-based compensation under Section 162(m), including (i) certain amounts paid under our Annual Incentive Compensation Plan and (ii) certain options and certain other long-term performance-based stock or cash awards granted pursuant to the 2002 Employee Long-Term Incentive Plan and the 2002 Director & Officer Long-Term Incentive Plan (the “2002 D&O Plan”). We may from time to time pay compensation to our Senior Executives that may not be deductible, including discretionary bonuses or other types of compensation.

Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where the Company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to FASB ASC Topic 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded to additional paid-in capital.

Benefits and Severance

We offer a variety of health and welfare and retirement programs to all eligible employees. The Senior Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who work in the United States. Programs which provide a different level of benefits for Senior Executives are detailed in the chart below but generally include the executive physical program, long-term disability, life insurance, the Executive Severance Plan and the Supplemental Retirement Plan.

Descriptions of these programs and policies are as follows:

Medical, Dental and Vision	Provides medical, prescription drug, dental and vision coverage for executive and eligible covered dependents

Flexible Spending Accounts	Allows executive to save pre-tax dollars for eligible health care and/or dependent day care expenses

Executive Physical Program	Complete and professional personal physical exam to be conducted on an annual basis, up to $1,800

Retiree Medical	Provides executive with access to continued medical coverage in retirement

• • • •

Eligibility: retire at age 55 with at least 10 years of service

Retiree pays 100% of cost

$1,500 annual Company contribution from age 45; used to off-set contributions

Pre- and Post-65 Medical Plan Options (include pharmacy program)

Short-Term Disability	Provides continuation of executive benefits base pay (for weeks 1-6) and 75% (for weeks 7-26) if out due to injury, illness, or pregnancy and unable to work

Long-Term Disability	Provides continuation of a percentage of executive benefits base pay up to age 65 if employee has disability lasting longer than 26 weeks

	•	Company paid core coverage: 50% income replacement up to age 65 or recovery

	•	Optional buy-up coverage: 60% income replacement up to age 65 or recovery (Company paid for executives)

Life Insurance and Accidental Death and Dismemberment	Provides financial protection for executive or beneficiaries in the event of death
	•	Company paid basic life insurance and basic accidental death & dismemberment: 2 times pay, up to $3M (1 times pay for non-executives)

	•	Perquisite life insurance and accidental death & dismemberment: 1-3 times pay, up to $3M (offered to executives)

	•	Supplemental life insurance: 1-6 times pay up to $2.5M

	•	Spouse and child life insurance: $25,000-$250,000 for spouse and $10,000 per child

	•	Voluntary accidental death & dismemberment: $25,000-$250,000

Business Travel Accident Insurance	Provides financial protection to executive or beneficiaries in the event of accidental death, dismemberment, or paralysis while traveling on Company business
	•	Five times pay up to $1,000,000

Thrift Plan	Provides an opportunity to save for retirement through a 401(k) retirement savings plan, which includes before-tax and after-tax employee contributions.
	•	Employee can contribute 1%-50% of eligible compensation
	•	The Company matches $1 for each $1 of employee contribution up to 5% of eligible compensation
	•	Company makes an age-based contribution of 2%-5% of eligible compensation
	•	Eligible compensation generally means all current cash wages, salaries and fees for services from the Company not in excess of applicable legal limitations ($245,000 in 2011)
	•	Immediate vesting in employee deferrals and Company matching contributions; full vesting of age-based contributions after three years of service
Pension Plan

Provides income through a cash balance retirement plan funded through contributions made by the Company to supplement the Thrift Plan benefit, Supplemental Retirement Plan benefit, Social Security, and personal savings

	•	Notional account balance established for each participant
	•	2-4% (of eligible compensation) age-based pay credit
	•	Eligible compensation generally means all current cash wages, salaries and fees for services from the Company not in excess of applicable legal limitations ($245,000 in 2011)
	•	Quarterly interest credits on account balance using certain annual rate of interest on 30-year Treasury securities (the interest rate for 2011 was 3.80%)
	•	Forms of payment for benefits in excess of $1,000:
• Joint and 50% survivor annuity for married individuals or joint and 75% survivor, single lump sum or single life annuity subject to spousal consent
• Single lump-sum or single life annuity if unmarried
	•	Full vesting after three years of service
	•	The Company does not make any special grants of extra years of credited service under the Pension Plan for Senior Executives
Supplemental Retirement Plan

Provides additional deferral and retirement benefit accumulation opportunity for Senior Executives to mitigate the effects of legal limitations on retirement benefit accruals applicable to U.S. tax-qualified retirement plans

	•	Opportunity to defer 1-60% of base salary and 1-100% of bonus
	•	Company makes additional contributions by applications of the following rates:
• Basic Contribution: 5% of base salary plus bonus deferred under the plan plus 5% of base salary plus bonus (whether or not deferred) over compensation limit ($245,000 in 2011)
• Age-Based Contributions: 2-5% of base salary plus bonus deferred under the plan plus 2-5% of eligible pay over compensation limit ($245,000 in 2011)
• Pension Contributions: 2-4% of base salary plus bonus deferred under the plan plus 2-4% of eligible pay over compensation limit ($245,000 in 2011)

• Eligible pay generally means all current cash wages, salaries and fees for services for the Company
	•	Distribution payments made upon some specified period after separation from service in accordance with Section 409A of the Code
	•	Forms of payment (elected prior to deferral):
• Single lump-sum cash payment
• Annual installments for 2-20 years
	•	Immediate vesting in employee deferrals and Company matching contributions; full vesting of age-based and pension contributions after three years of service
	•	Plan benefits are an unfunded obligation of the Company but are informally funded by a rabbi trust
•

Notional accounts also deemed credited with interest credits based on certain investment sections of the participants (although there is no requirement that any of our assets actually be invested in accordance with these investment selections)

Employee Stock Purchase Plan

Encourages and enables eligible employees to voluntarily acquire proprietary interests in the Company through the ownership of the Company’s Common Stock at a favorable price thereby aligning the interests of the eligible employees with the interests of the Company’s stockholders

	•	Employees contribute 1-10% of base salary after tax up to a cap of $10,000 per year
	•	Two Offering Periods: January 1-June 30 and July 1-December 31
	•	Six month look-back – Employees purchase Common Stock at 85% of Fair Market Value of the stock at the beginning or the end of the offering period, whichever is lower
Executive Severance Plan	Provides assistance to executives while they seek other employment following involuntary separations from service
	•	18 months of base compensation
	•	Outplacement services are provided for the greater of 12 months or until the value of the outplacement services reaches the maximum of $10,000

Employment Agreement

We have an employment agreement with Chad C. Deaton, as amended and restated effective January 1, 2009 (the “Original Employment Agreement”) and as further amended by a restated and superseding employment agreement dated as of April 28, 2011 (the “Restated Employment Agreement”). The Restated Employment Agreement outlines the succession planning agreement between the Board of Directors and Mr. Deaton regarding the timing and manner of Mr. Deaton’s transition from the Chairman of the Board and Chief Executive Officer to Executive Chairman of the Company, effective January 1, 2012.

The Restated Employment Agreement generally provides that starting on January 1, 2012 and continuing through January 31, 2013, subject to annual renewals thereafter, Mr. Deaton will serve as Executive Chairman of the Company. His duties will consist of chairing the Board of Directors and conducting general oversight on behalf of the Board as well as on behalf of the Company’s operations as carried out by senior executive management, including supporting the new CEO. During Mr. Deaton’s service as the Executive Chairman of the Company, the Company will pay Mr. Deaton an annual base salary of $750,000 and Mr. Deaton will be eligible to participate in the Company’s Annual Incentive Compensation Plan (or any successor) with a target bonus percentage of 120% of his base salary and other benefits available on the same basis as the other Senior Executives.

In addition to other terms with respect to his employment, Mr. Deaton’s restricted stock awards, stock options and performance units currently outstanding will vest and become non-forfeitable on January 31, 2013, subject to his continued employment through January 31, 2013. As Executive Chairman he was granted a restricted stock unit award of 75,000 shares. The award will vest one-half on January 31, 2013 (subject to his continued employment) and one-half on the second anniversary of his termination of employment, subject to compliance with certain non-compete requirements. The Original Employment Agreement and the Amended and Restated Change in Control Agreement between Mr. Deaton and the Company terminated on December 31, 2011, provided that certain provisions of the Change in Control Agreement related to excise tax gross-ups continue in effect after December 31, 2011. Mr. Deaton’s Indemnification Agreement effective October 25, 2004, as amended effective January 1, 2009, continues in accordance with its terms.

Change in Control Agreements

In addition to this employment agreement, we have entered into change in control agreements (“Change in Control Agreements”) with the Senior Executives, as well as certain other Executives. The Change in Control Agreements are described in the Payments Upon a Change in Control section.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and Senior Executives. The form of such agreement has been filed with the SEC. These agreements provide that we indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced Senior Executives and non-employee directors.

Stock Ownership Policy

The Board of Directors, upon the Compensation Committee’s recommendation, adopted a Stock Ownership Policy for our Senior Executives to ensure that they have a meaningful economic stake in the Company. The policy is designed to satisfy an individual Senior Executive’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management’s commitment to value creation. Senior executives are required to hold the number of shares valued at a multiple of their current base salary, in the amounts listed below:

Executive Chairman/President and Chief Executive Officer	5X Base Salary

Senior Vice Presidents	3X Base Salary

Corporate Vice Presidents reporting to Chief Executive Officer	2X Base Salary

Hemisphere Presidents	2X Base Salary

A Senior Executive has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If a Senior Executive is promoted to a position with a higher ownership salary multiple, the Senior Executive will have five years from the date of the change in position to reach the higher expected stock ownership level but still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. For those Senior Executives with the ownership requirements reflected in hiring letters, the date of hire marks the start of the five-year period.

Until a Senior Executive achieves the applicable stock ownership level, the following requirements assist the executive in achieving his required ownership level:

•	Net profit shares from restricted stock vests must be held. After the payment of taxes due as a result of the vesting, the Senior Executive is required to hold the remaining shares.

•	After the exercise of a stock option, 50% of the net profit shares remaining after the payment of applicable taxes must be held.

Certification of Stock Ownership Levels

The Compensation Committee annually reviews each Senior Executive’s compensation and stock ownership levels to determine whether they are appropriate. In 2011, the NEOs were in compliance with the Compensation Committee’s required levels of stock ownership.

Deviations from the Stock Ownership Policy can only be approved by the Compensation Committee or the PEO, and then only because of a personal hardship.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by the PEO and other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2011, 2010 and 2009. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3) ($)	All Other Compensation ($)	Total ($)

Chad C. Deaton — Principal Executive Officer(4)	2011	1,278,769	2,760,776	2,777,745	(5)	3,937,598	12,762	487,267(6)	11,254,917
	2010	1,283,461	2,510,568	2,172,269		3,126,755	12,654	338,256	9,443,963
	2009	1,155,000	2,490,485	2,692,629		1,996,087	12,185	431,127	8,777,513

Peter A. Ragauss — Principal Financial Officer	2011	697,769	909,872	914,946		1,474,425	11,976	206,783(7)	4,215,771
	2010	689,615	879,408	757,656		1,192,288	11,788	149,664	3,680,420
	2009	618,622	808,814	871,791		741,712	11,332	180,261	3,232,532

Martin S. Craighead — President and Chief Operating Officer(4)	2011	729,231	1,152,920	1,158,828	(5)	1,552,664	13,246	217,777(8)	4,824,666
	2010	711,539	1,073,256	926,024		1,254,413	13,188	154,966	4,133,385
	2009	573,077	752,421	805,561		678,410	11,498	147,320	2,968,287

Alan R. Crain — Senior Vice President and General Counsel	2011	512,846	641,896	648,090	(5)	944,269	13,831	153,551(9)	2,914,483
	2010	502,154	567,360	491,892		836,334	13,834	115,221	2,526,795
	2009	473,000	554,379	599,342		494,353	13,345	140,716	2,275,135

Derek Mathieson — President, Global Products and Technology(4)	2011	462,500	511,024	513,354		658,505	8,073	89,983(10)	2,243,439

(1)	Restricted stock awards were granted on January 26, 2011. Stock option awards were granted on January 26, 2011 at an exercise price of $62.32 and on July 19, 2011 at an exercise price of $77.00. The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to NEOs computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 3 – Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2011.
(2)	The amounts for the 2011 fiscal year include annual performance bonuses earned under the Annual Incentive Compensation Plan by Messrs. Deaton, Ragauss, Craighead, Crain, and Mathieson in the amounts of $1,336,263, $546,856, $571,513, $334,940 and $241,647, respectively, as well as cash-based awards under the 2002 D&O Plan to Messrs. Deaton, Ragauss, Craighead, Crain, and Mathieson in the amounts of $812,000, $332,000, $347,000, $204,000 and $147,000, respectively. In addition, these amounts include the payouts earned under the performance units granted in 2009, 2010 and 2011 to Messrs. Deaton, Ragauss, Craighead, Crain, and Mathieson in the amounts of $998,835, $327,070, $299,651, $222,329, and $130,358, respectively, for the 2009 grant, $376,500, $132,000, $160,500, $85,500, and $63,000, respectively, for the 2010 grant and $414,000, $136,500, $174,000, $97,500, and $76,500, respectively, for the 2011 grant. The amounts for the 2009 grant include the one year performance period in 2011 and the cumulative three-year performance period between 2009 through 2011. These amounts are not payable until the close of the three-year performance period in March of 2012, March of 2013 and March 2014 for the performance units granted in 2009, 2010 and 2011, respectively, and are generally subject to the NEO’s continued employment through the end of the three-year performance periods.

(3)	This amount represents the change in value under the Baker Hughes Incorporated Pension Plan. There are no deferred compensation earnings reported in this column because the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings.
(4)	In accordance with the Company’s succession plan, on January 1, 2012, Mr. Deaton transitioned from the roles of Chairman and Chief Executive Officer to Executive Chairman and Mr. Craighead assumed the position of President and Chief Executive Officer. Mr. Mathieson became President, Western Hemisphere Operations. Mr. Mathieson was not an NEO in 2010 or 2009.
(5)	Because Messrs. Deaton, Craighead and Crain are eligible for retirement based upon their ages and years of service with the Company and, accordingly, their options will automatically vest upon retirement, the Company expenses the full value of their options upon grant for purposes of FASB ASC Topic 718.
(6)	Amount for 2011 includes (i) $396,565 that the Company contributed to Mr. Deaton’s Supplemental Retirement Plan (“SRP”) account, (ii) $67,410 in dividends earned on holdings of his Company Common Stock, (iii) $3,475 in life insurance premiums paid by the Company on behalf of Mr. Deaton and (iv) $19,817 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Deaton.
(7)	Amount for 2011 includes (i) $159,970 that the Company contributed to Mr. Ragauss’ SRP account, (ii) $22,930 in dividends earned on holdings of his Company Common Stock, (iii) $1,833 in life insurance premiums paid by the Company on behalf of Mr. Ragauss and (iv) $22,050 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Ragauss.
(8)	Amount for 2011 includes (i) $168,366 that the Company contributed to Mr. Craighead’s SRP account, (ii) $26,311 in dividends earned on holdings of his Company Common Stock, (iii) $1,915 in life insurance premiums paid by the Company on behalf of Mr. Craighead and (iv) $21,185 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Craighead.
(9)	Amount for 2011 includes (i) $113,350 that the Company contributed to Mr. Crain’s SRP account, (ii) $15,591 in dividends earned on holdings of his Company Common Stock, (iii) $1,335 in life insurance premiums paid by the Company on behalf of Mr. Crain and (iv) $23,275 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Crain.
(10)	Amount for 2011 includes (i) $58,462 that the Company contributed to Mr. Mathieson’s SRP account, (ii) $10,786 in dividends earned on holdings of his Company Common Stock, (iii) $1,135 in life insurance premiums paid by the Company on behalf of Mr. Mathieson and (iv) $19,600 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Mathieson.

GRANTS OF PLAN-BASED AWARDS

This table discloses the number of stock options and restricted stock awards granted during 2011 and the grant date fair value of these awards. It also captures potential future payouts under the Company’s non-equity incentive plans.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Market Price on Date of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		(1) (#)	Options (2) (#)	Awards (3) ($/Sh)	Grant ($/Sh)	Awards ($)

Chad C. Deaton	7/19/2011								53,500	77.00	78.66	1,399,560
	1/26/2011								66,100	62.32	65.99	1,378,185
	1/26/2011							44,300				2,760,776
	N/A	268,542	(4)	1,534,523	(4)	—	(4)
	N/A	0	(5)	2,760,000	(5)	5,520,000	(5)

Peter A. Ragauss	7/19/2011								17,600	77.00	78.66	460,416
	1/26/2011								21,800	62.32	65.99	454,530
	1/26/2011							14,600				909,872
	N/A	109,899	(4)	627,992	(4)	—	(4)
	N/A	0	(5)	910,000	(5)	1,820,000	(5)

Martin S. Craighead	7/19/2011								22,300	77.00	78.66	583,368
	1/26/2011								27,600	62.32	65.99	575,460
	1/26/2011							18,500				1,152,920
	N/A	114,854	(4)	656,308	(4)	—	(4)
	N/A	0	(5)	1,160,000	(5)	2,320,000	(5)

Alan R. Crain	7/19/2011								12,500	77.00	78.66	327,000
	1/26/2011								15,400	62.32	65.99	321,090
	1/26/2011							10,300				641,896
	N/A	67,311	(4)	384,635	(4)	—	(4)
	N/A	0	(5)	650,000	(5)	1,300,000	(5)

Derek Mathieson	7/19/2011								9,900	77.00	78.66	258,984
	1/26/2011								12,200	62.32	65.99	254,370
	1/26/2011							8,200				511,024
	N/A	48,563	(4)	277,500	(4)	—	(4)
	N/A	0	(5)	510,000	(5)	1,020,000	(5)

(1)	Amounts shown represent the number of shares granted under the 2002 D&O Plan in 2011 for restricted stock awards. Awards vest ratably one-third per year beginning on the first anniversary of the grant date. The NEOs have the right to receive and retain all regular cash dividends on the restricted stock awards before the awards vest. The dividend rate is determined by the Board of Directors on a quarterly basis.
(2)	Amounts represent options granted in 2011 under the 2002 D&O Plan. Awards vest ratably over a three-year period beginning on the first anniversary of the grant date.
(3)	Our practice is that the exercise price for each stock option is the closing stock price of a share of our Common Stock on the last trading day before the date of grant.

(4)	Amounts represent potential payouts for the fiscal 2011 performance year under the Annual Incentive Compensation Plan as well as potential payouts for discretionary bonuses at the expected value threshold. If threshold levels of performance are not met, then the payout can be zero. There is no maximum amount that may be earned under an Annual Incentive Compensation Plan award other than the stockholder approved maximum dollar limitation of $4,000,000 per award.
(5)	Amounts represent the potential payouts for the Long-Term Performance Unit Awards granted in fiscal 2011 which are paid in cash. These awards cliff vest after three years if the performance criteria are met.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2011 for the PEO and each NEO. The table also shows unvested and unearned stock awards assuming a market value of $48.64 a share (the closing market price of the Company’s stock on December 30, 2011).

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price (1) ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (3) (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Chad C. Deaton	0	53,500	77.00	7/19/2021	107,058	5,207,301
	0	66,100	62.32	1/26/2021
	21,500	43,000	49.17	7/21/2020
	22,366	44,734	47.28	1/19/2020
	71,722	35,861	39.52	7/22/2019
	73,294	36,647	29.18	1/21/2019
	43,048	0	77.20	8/11/2018
	47,293	0	69.92	1/23/2018
	55,000	0	82.28	7/25/2017
	42,592	0	68.54	1/24/2017
	45,887	0	80.73	7/27/2016
	45,887	0	75.06	1/25/2016
	90,000	0	56.21	7/27/2015
	62,347	0	42.60	1/26/2015

Peter A. Ragauss	0	17,600	77.00	7/19/2021	35,691	1,736,010
	0	21,800	62.32	1/26/2021
	7,500	15,000	49.17	7/21/2020
	7,800	15,600	47.28	1/19/2020
	24,796	12,398	39.52	7/22/2019
	21,557	10,779	29.18	1/21/2019
	12,526	0	77.20	8/11/2018
	13,761	0	69.92	1/23/2018
	13,245	0	82.28	7/25/2017
	13,245	0	68.54	1/24/2017
	15,025	0	80.73	7/27/2016
	47,734	0	75.93	4/26/2016

Martin S. Craighead	0	22,300	77.00	7/19/2021	41,326	2,010,097
	0	27,600	62.32	1/26/2021
	9,166	18,334	49.17	7/21/2020
	9,533	19,067	47.28	1/19/2020
	26,099	13,050	39.52	7/22/2019
	15,521	7,761	29.18	1/21/2019
	9,716	0	77.20	8/11/2018
	10,674	0	69.92	1/23/2018
	9,801	0	82.28	7/25/2017
	3,400	0	67.16	3/30/2017
	4,391	0	68.54	1/24/2017
	4,133	0	80.73	7/27/2016
	3,543	0	75.06	1/25/2016

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price (1) ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (3) (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)

Alan R. Crain	0	12,500	77.00	7/19/2021	24,391	1,186,378
	0	15,400	62.32	1/26/2021
	4,866	9,734	49.17	7/21/2020
	0	10,134	47.28	1/19/2020
	0	7,982	39.52	7/22/2019
	0	8,158	29.18	1/21/2019
	9,824	0	77.20	8/11/2018
	10,793	0	69.92	1/23/2018
	11,471	0	82.28	7/25/2017
	9,461	0	68.54	1/24/2017
	13,500	0	80.73	7/27/2016
	10,500	0	75.06	1/25/2016
	2,347	0	42.60	1/26/2015
	2,792	0	35.81	1/28/2014
	3,418	0	29.25	1/29/2013

Derek Mathieson	0	9,900	77.00	7/19/2021	17,579	855,043
	0	12,200	62.32	1/26/2021
	3,600	7,200	49.17	7/21/2020
	3,733	7,467	47.28	1/19/2020
	10,468	5,235	39.52	7/22/2019
	0	3,999	29.18	1/21/2019

(1)	The exercise price is equal to the closing market price of a share of our Common Stock on the last trading day prior to the grant date.
(2)	Each option grant has a ten-year term. Each option vests pro rata as to one-third of the option grant beginning on the first anniversary of grant date.
(3)	Each restricted stock award vests pro rata as to one-third of the grant beginning on the first anniversary of grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2011 for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Chad C. Deaton	102,653	3,450,627	59,565	3,568,616
Peter A. Ragauss	0	0	19,990	1,208,506
Martin S. Craighead	21,100	716,721	19,071	1,176,487
Alan R. Crain	29,858	783,391	13,926	833,501
Derek Mathieson	7,997	331,620	6,411	394,159

(1)	The value realized upon the exercise of the option award is determined by multiplying the number of shares acquired on exercise by the difference between the market price of the stock at exercise and the exercise price of the option.
(2)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the market value of the stock on the vesting date.

PENSION BENEFITS

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the PEO and other NEOs under the Pension Plan. See “Compensation Discussion & Analysis, Benefits and Severance, Pension Plan” for a detailed description of the benefits provided under the Pension Plan.

Name	Plan Name	Number of Years Credited Service(1 (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Chad C. Deaton	Pension Plan	7(3)	78,514	0
Peter A. Ragauss	Pension Plan	5	55,606	0
Martin S. Craighead	Pension Plan	10	84,925	0
Alan R. Crain	Pension Plan	10(3)	107,502	0
Derek Mathieson	Pension Plan	3	17,203	0

(1)	The number of years of credited service is less than the actual years of service for Messrs. Craighead and Crain because the Pension Plan was not adopted until 2002.
(2)	For a discussion of valuation assumptions, see “Note 12 – Employee Benefit Plans” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2011.
(3)	Messrs. Deaton and Crain are eligible for early retirement (as that termed is defined under the Pension Plan) which allows them to receive their plan benefits on that early retirement date rather than waiting until the normal retirement age of 65.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances to each of the PEO and other NEOs under the SRP that provides for compensation deferral on a non-tax-qualified basis. See “Compensation Discussion & Analysis, Benefits and Severance, Supplemental Retirement Plan” for a detailed description of the deferred compensation benefits.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions In Last FY(2) ($)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Chad C. Deaton	325,628	396,565	59,546	0	5,128,293
Peter A. Ragauss	48,844	159,970	(97,438)	0	876,722
Martin S. Craighead	98,096	168,366	104,726	0	1,617,211
Alan R. Crain	61,542	113,350	5,566	0	1,611,610
Derek Mathieson	23,125	58,462	(402)	0	145,027

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(2)	Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Of the totals in this column, the following amounts, which represent executive and registrant contributions attributable to 2011, are also reported in the Summary Compensation Table: Mr. Deaton, $722,193; Mr. Ragauss, $208,814; Mr. Craighead, $266,462; Mr. Crain, $174,892 and Mr. Mathieson, $81,587. In addition, the executive and registrant contributions for years prior to 2011 made on behalf of each NEO were previously reported in the Summary Compensation Tables for prior years to the extent the NEOs were named executive officers in prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement with Chad C. Deaton

Mr. Deaton’s Restated Employment Agreement was effective on January 1, 2012, the date Mr. Deaton transitioned from the roles of CEO and Chairman to Executive Chairman. His Original Employment Agreement dated as of October 25, 2004 and amended and restated effective January 1, 2009 controlled as of December 31, 2011. If Mr. Deaton had incurred a termination of employment on or before December 31, 2011, he would have been eligible to receive the severance benefits described below. In the event Mr. Deaton incurs a termination of employment after December 31, 2011, any severance payments will be governed by his Restated Agreement as previously described on page 32.

Termination of Employment Due to Death or Disability

If Mr. Deaton had incurred a termination of employment as of December 31, 2011 due to his disability (his incapacity due to physical or mental illness) or death, we would have paid him or his beneficiary:

•	a lump-sum cash payment equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement;

•	a lump-sum cash payment equal to his expected value incentive bonus for the year of termination; and

•

all outstanding restricted stock awards will become fully vested and non-forfeitable. All outstanding options to acquire our stock will become fully vested and immediately exercisable. All outstanding performance unit awards will become vested on a pro rata basis and non-forfeitable.

Termination of Employment by Mr. Deaton for Good Reason or by Us Without Cause

If Mr. Deaton had incurred a termination of employment by him for good reason (generally, a material breach by us of the employment agreement) or by us without cause as of December 31, 2011, we would have paid him:

•	a lump-sum cash payment in an amount equal to his aggregate base salary that otherwise would be payable through the end of the term of the employment agreement;

•	a lump-sum cash payment equal to Mr. Deaton’s highest bonus amount (as defined in his employment agreement);

•	for the remainder of the term of the employment agreement, continuation of medical insurance benefits at active employee premium rates;

•

a lump-sum cash payment equivalent to the monthly basic life insurance premium applicable to Mr. Deaton’s basic life insurance coverage on the date of termination multiplied by the number of months remaining in the term of the employment agreement;

•	a lump-sum cash payment equal to continued employer contributions to the SRP for the remainder of the term of the employment agreement;

•

a lump-sum cash payment equal to the amount of interest that would be earned on any of the foregoing payments subject to a six-month payment delay under Section 409A using the six-month London Interbank Offered Rate plus two percentage points; and

•

all outstanding restricted stock awards would have become fully vested and non-forfeitable. All outstanding options to acquire our stock will become fully vested and immediately exercisable. All outstanding performance unit awards will become vested and non-forfeitable.

If Mr. Deaton’s employment with us is terminated for any reason, including a termination by him without good reason or a termination by us for cause, he is to receive those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and any accrued vacation pay to the extent not theretofore paid.

Payments Upon a Change in Control

We have entered into Change in Control Agreements with each of the Senior Executives. The agreements are intended to provide for continuity of management in the event of a change of control. The term of each agreement is for a three-year period and automatically extends for an additional two years from the effective date of the agreement unless we have given eighteen months prior notice that the agreement will not be extended.

Payments in the Event of a Change in Control

If a Change in Control were to have occurred on December 31, 2011, whether or not the Senior Executive incurred a termination of employment in connection with the Change in Control, the Senior Executive would have become entitled to receive the following under the terms of the Change in Control Agreements, the SRP, the Annual Incentive Compensation Plan and awards under the 2002 D&O Plan:

•	all outstanding options to acquire our stock would have become fully vested and immediately exercisable;

•	all outstanding restricted stock awards would have become fully vested and non-forfeitable;

•

a lump-sum cash payment in an amount equal to $100 multiplied by the number of performance units specified in the Senior Executive’s performance unit award agreement, multiplied by the number of days during the performance period through December 30, 2011 divided by the number of days during the performance period;

•

a lump-sum cash payment (a “gross-up” payment) in an amount equal to the excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. This is the only provision that continues in effect under the Change of Control Agreement for Mr. Deaton following his transition to Executive Chairman effective January 1, 2012. The gross-up payment would make the Senior Executive whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards);

•	accelerated vesting of all the Senior Executive’s accounts under the SRP, to the extent not already vested;

•

reimbursement for any legal fees and expenses incurred by the Senior Executive in seeking in good faith to enforce the Change in Control Agreement or in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement; and

•

an amount equal to his Annual Incentive Compensation Plan bonus computed as if the target level of performance had been achieved, multiplied by a fraction, the numerator of which is the number of the Senior Executive’s months of participation during the calendar year through the date of Change in Control and the denominator of which is 12.

In general, “Change in Control” means

•	the individuals who are incumbent directors cease for any reason to constitute a majority of the members of our Board of Directors;

•

the consummation of a merger of us or our affiliate with another entity, unless the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, at least 50% of the combined voting power of our voting securities, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

•

any person, other than us, our affiliate or another specified owner (as defined in the Change in Control Agreements), becomes a beneficial owner, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding voting securities;

•

a sale, transfer, lease or other disposition of all or substantially all of our assets (as defined in the Change in Control Agreements) is consummated (an “asset sale”), unless (i) the individuals and entities who were the beneficial owners of our voting securities immediately prior to such asset sale own, directly or indirectly, 50% or more of the combined voting power of the voting securities of the entity that acquires such assets in such asset sale or its parent immediately after such asset sale in substantially the same proportions as their ownership of our voting securities immediately prior to such asset sale or (ii) the individuals who comprise our Board of Directors immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	our stockholders approve a plan of complete liquidation or dissolution of us.

Payments in the Event of a Change in Control and Termination of Employment by the Senior Executive for Good Reason or by the Company or its Successor Without Cause

Pursuant to the Change in Control Agreements, the Company (or its successor) will pay severance benefits to a Senior Executive if the Senior Executive’s employment is terminated following, or in connection with, a Change in Control, unless: (i) the Senior Executive resigns without good reason; (ii) the Company terminated the employment of the Senior Executive for cause; or (iii) the employment of the Senior Executive is terminated by reason of death or disability.

If a Senior Executive meets the criteria for payment of severance benefits due to termination of employment following a Change of Control, he will receive the following benefits in addition to the benefits described above under “Payments in the Event of a Change in Control”:

•	a lump-sum payment equal to three times the Senior Executive’s highest base salary (as defined in the Change of Control Agreement);

•

a lump-sum payment equal to the Senior Executive’s earned highest bonus amount (as defined in the Change of Control Agreement), prorated based upon the number of days of his service during the performance period (reduced by any payments received by the Senior Executive under the Company’s Annual Incentive Compensation Plan, in connection with the Change in Control if the Senior Executive’s termination of employment occurs during the same calendar year in which the Change in Control occurs);

•

a lump-sum payment equal to three times the greater of (i) the Senior Executive’s earned highest bonus amount or (ii) the Senior Executive’s highest base salary multiplied by the Senior Executive’s applicable multiple, which, as of December 31, 2011 was 1.20, 0.90, 0.90, 0.75 and 0.60 for Messrs. Deaton, Ragauss, Craighead, Crain and Mathieson, respectively;

•	continuation of accident and health insurance benefits for an additional three years;

•

a lump-sum payment equal to the sum of (i) the cost of the Senior Executive’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the Senior Executive’s perquisites in effect prior to his termination of employment for an additional three years;

•

a lump-sum payment equal to the undiscounted value of the benefits the Senior Executive would have received had he continued to participate in the Thrift Plan, the Pension Plan and the SRP for an additional three years, assuming for this purpose that:

(1)	the Senior Executive’s compensation during that three-year period were his highest base salary and earned highest bonus amount, and

(2)	the Senior Executive’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

•	eligibility for our retiree medical program if the Senior Executive would have become entitled to participate in that program had he remained employed for an additional three years[1];

•	a lump-sum payment equivalent to 36 multiplied by the monthly basic life insurance premium applicable to the Senior Executive’s basic life insurance coverage on the date of termination;

•	a lump-sum payment of $30,000 for outplacement services; and

•

a lump-sum payment equal to the amount of interest that would be earned on any of the foregoing payments subject to a six-month payment delay under Section 409A using the six-month London Interbank Offered Rate plus two percentage points.

Payments Upon Death or Disability

If the Senior Executive had terminated employment with us on December 31, 2011 due to death or disability, he would have received the following:

•	all outstanding restricted stock awards granted by us would have become fully vested and non-forfeitable;

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•

a lump-sum cash payment in an amount equal to $100 multiplied by the number of performance units specified in the Senior Executive’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2011, divided by the number of days during the performance period;

•	accelerated vesting of all the Senior Executive’s accounts under the SRP, to the extent not already vested; and

•

an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive’s participation in the Annual Incentive Compensation Plan during the calendar year.

Payments Upon Retirement

If the Senior Executive had terminated employment on December 31, 2011 and met the eligibility requirements for retirement, he would have received the following benefits:

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•

a lump-sum cash payment in an amount equal to the applicable performance unit value multiplied by the number of performance units specified in the Senior Executive’s performance unit award agreement, multiplied by the number of days during the performance period through December 30, 2011, divided by the number of days during the performance period;

•	accelerated vesting of all the Senior Executive’s accounts under the SRP, to the extent not already vested; and

•

an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive’s participation in the Annual Incentive Compensation Plan during the calendar year.

(1)	The value of this benefit is the aggregate value of the medical coverage utilizing the assumptions applied under FASB ASC Topic 715, Compensation-Retirement Benefits.

Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control

The Baker Hughes Executive Severance Plan provides for payment of certain benefits to the Senior Executives as a result of an involuntary termination of employment provided that (i) the executive signs a release agreement substantially similar to the form of release agreement set forth in the Executive Severance Plan, (ii) during the two-year period commencing on the date of termination of employment he complies with the non-competition and non-solicitation agreements contained in the Executive Severance Plan and (iii) the executive does not disclose our confidential information. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the Senior Executive by us under any other plan, program or individual contractual arrangement.

If the Senior Executive meets the criteria for payment of severance benefits due to an involuntary termination, we will pay him the following benefits:

•	a lump-sum cash payment equal to one and one-half times the Senior Executive’s annual base salary in effect immediately prior to his termination of employment; and

•	outplacement services for a period of 12 months, but not in excess of $10,000; and

•

if the Senior Executive’s termination of employment results from a reduction of employment or the elimination of his job, an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive’s participation in the Annual Incentive Compensation Plan during the calendar year.

Termination of Employment for Any Reason

If the Senior Executive had terminated employment with us on December 31, 2011 for any reason, including his resignation or his involuntary termination of employment for cause, he would have been entitled to receive those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination of employment. Unless the Senior Executive incurred a termination of employment by us for cause he would also have been entitled to any vested outstanding stock options.

The table below assumes a termination date or change in control date of December 31, 2011, the last business day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards) is based on the closing price of our common stock of $48.64 on the New York Stock Exchange on December 30, 2011, the last trading date of 2011.

	Chad C. Deaton ($)	Peter A. Ragauss ($)	Martin S. Craighead ($)	Alan R. Crain ($)	Derek Mathieson ($)
Payments Upon a Change in Control Without Termination of Employment
Accelerated Vesting of Option Awards	1,101,040	344,045	295,975	245,331	135,708
Accelerated Vesting of Restricted Stock Awards	5,207,301	1,736,010	2,010,048	1,186,378	855,043
Payment in Settlement of Performance Unit Awards	5,133,702	1,721,748	1,861,205	1,161,961	781,213
Excise Tax Gross-Up	—	—	—	—	—
Annual Incentive Bonus	1,074,166	439,595	459,415	269,244	194,250
Discretionary Bonus	460,357	188,398	196,892	115,390	83,250

TOTAL	12,976,566	4,429,796	4,823,535	2,978,304	2,049,464
Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Option Awards	1,101,0401	344,045	295,975	245,331	135,708
Accelerated Vesting of Restricted Stock Awards	5,207,301	1,736,010	2,010,048	1,186,378	855,043
Payment in Settlement of Performance Unit Awards	5,133,702	1,721,748	1,861,205	1,161,961	781,213
Excise Tax Gross-Up	—	2,628,453	2,876,547	—	1,576,060
Severance Payment	9,238,829	4,139,391	4,218,000	3,047,009	2,304,000
Earned Highest Bonus Amount Prorated	1,797,610	671,797	571,509	493,670	277,336
Discretionary Bonus	460,357	188,398	196,892	115,390	83,250
Continuation of Accident and Health Insurance Benefits	39,204	48,497	48,835	48,553	49,920
Perquisite Payment	—	—	—	—	—
Payment for Loss of Thrift Plan, SRP and Pension Plan Accruals	1,247,242	538,121	511,488	426,581	249,921
Life Insurance Premium Payment	11,169	6,168	6,447	4,548	4,182
Outplacement Services	30,000	30,000	30,000	30,000	30,000
Retiree Medical	15,379	—	—	—	—
Interest Paid For Section 409A Six-Month Delay	156,894	68,972	68,025	52,052	37,250

TOTAL	24,438,727	12,121,600	12,694,971	6,811,473	6,383,883

Payments upon Death or Disability
Accelerated Vesting of Option Awards	1,101,040	344,045	295,975	245,331	135,708
Accelerated Vesting of Restricted Stock Awards	5,207,301	1,736,010	2,010,048	1,186,378	855,043
Payment in Settlement of Performance Units	5,140,991	1,724,198	1,864,007	1,163,627	782,392
One-Half Base Salary Payment (1)	534,167(2)	—	—	—	—
Annual Incentive Bonus (2)(3)	1,074,166	546,856	571,513	334,940	241,647
Discretionary Bonus (2)	460,357	—	—	—	—

TOTAL	13,518,022	4,351,109	4,741,543	2,930,276	2,014,790

Payments upon Retirement (4)
Accelerated Vesting of Option Awards	1,101,040	—	295,975	245,331	—
Payment in Settlement of Performance Units	4,677,408	—	1,724,316	1,060,413	—
Annual Incentive Bonus (5)	—	—	—	334,940	—

TOTAL	5,778,448	—	2,020,291	1,640,684	—
Payments Upon Termination of Employment for Good Reason or by the Company Without Cause (6)
2x Base Salary	2,564,000	—	—	—	—
Earned Highest Bonus Amount	1,797,610	—	—	—	—
Continuation of Medical Insurance	10,890	—	—	—	—
Life Insurance Premium Payment	3,102	—	—	—	—
Lump-Sum Payment Equal to Continued Company Contributions to SRP	318,894	—	—	—	—
Interest Paid For Section 409A Six-Month Delay	46,680	—	—	—	—

TOTAL	4,741,176	—	—	—	—
Payments Upon Involuntary Termination of Employment Not in Connection with a Change of Control
1 1/2x Base Salary	(7)	1,062,000	1,110,000	783,000	720,000
Outplacement Services	(7)	10,000	10,000	10,000	10,000
Annual Incentive Bonus (7)	(7)	546,856	571,513	334,940	241,647

TOTAL	(7)	1,618,856	1,691,513	1,127,940	971,647

(1)	Pursuant to his Original Employment Agreement, upon death or disability, Mr. Deaton or his estate receives a lump-sum cash payment equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the Original Employment Agreement. The remaining NEOs are not eligible for any base salary payment upon death or disability.
(2)	Under his Original Employment Agreement, upon death or disability, Mr. Deaton receives a lump-sum cash payment equal to his expected value incentive bonus for the year of termination and any other bonus programs (i.e., discretionary bonus) for the fiscal year in which the termination occurs.
(3)	The NEOs, other than Mr. Deaton, receive an amount equal to the earned Annual Incentive Compensation Plan bonus, reduced so it reflects only participation prior to separation from service. The Annual Incentive Compensation Plan bonus for 2011 was earned at 124.4% of the Expected Value Target.
(4)	As of December 31, 2011, Mr. Crain is Retirement eligible per the Performance Units and Stock Option Terms and Conditions and per the Annual Incentive Compensation Plan. Messrs. Deaton and Craighead are only Retirement eligible per the Performance Units and Stock Option Terms and Conditions. Messrs. Ragauss and Mathieson are not Retirement eligible under any plan.
(5)	Executives receive an amount equal to the earned Annual Incentive Compensation Plan bonus, reduced so it reflects only participation prior to separation from service. The Annual Incentive Compensation Plan bonus for 2011 was earned at 124.4% of the Expected Value Target.
(6)	The following payment types related to termination of employment for good reason or by the Company without cause only apply to Mr. Deaton under his Original Employment Agreement. As of December 31, 2011 only 10 months remain in the term of Mr. Deaton’s employment agreement.
(7)	See “Payments Upon Termination of Employment for Good Reason or by the Company Without Cause” for payments related to involuntary termination not in connection with a change of control for Mr. Deaton.

COMPENSATION COMMITTEE REPORT

The Compensation Committee held five meetings during fiscal year 2011. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Claire W. Gargalli (Chair)

Clarence P. Cazalot, Jr.

Pierre H. Jungels

Charles L. Watson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2011, the Compensation Committee consisted of Ms. Gargalli (Chair), Messrs. Cazalot, Jungels and Watson all of whom were independent directors. None of the Compensation Committee members has served as an officer or employee of the Company and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company’s Board of Directors.

DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-management directors during the fiscal year ended 2011. For a description of the fees and other awards payable to the Company’s directors, please refer to the section titled “Corporate Governance – Board of Directors” contained elsewhere in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1),(2) ($)	Option Awards (1),(2) ($)	Total ($)
Larry D. Brady	100,000	139,971	47,108	287,079
Clarence P. Cazalot, Jr.	90,000	139,971	47,108	277,079
Edward P. Djerejian(3)	27,852	139,971	23,382	191,205
Anthony G. Fernandes	100,000	139,971	47,108	287,079
Claire W. Gargalli	95,000	139,971	47,108	282,079
Pierre H. Jungels	85,000	139,971	47,108	272,079
James A. Lash	100,000	139,971	47,108	287,079
J. Larry Nichols	82,129	139,971	47,108	269,208
James L. Payne(3)	24,583	139,971	23,382	187,936
H. John Riley, Jr.	100,000	139,971	47,108	287,079
James W. Stewart	80,000	139,971	47,108	267,079
Charles L. Watson	85,000	139,971	47,108	272,079

(1)	A restricted stock award was made on January 26, 2011. Stock option awards were made on January 26, 2011 and July 19, 2011 at an exercise price of $62.32 and $77.00, respectively. The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to non-management directors computed in accordance with FASB ASC Topic 718. The value ultimately realized by the director upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 3 – Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2011.
(2)	The following table shows the aggregate number of stock awards and option awards outstanding for each non-management director as of December 31, 2011 as well as the grant date fair value of stock awards and option grants made during 2011:

Name	Aggregate Stock Awards Outstanding as of December 31 (#)	Aggregate Option Awards Outstanding as of December 31 (#)	Grant Date Fair Value of Stock and Option Awards made during 2011 ($)
Larry D. Brady	5,821	7,767	187,079
Clarence P. Cazalot, Jr.	5,821	9,494	187,079
Edward P. Djerejian	0(3)	6,642	163,353
Anthony G. Fernandes	5,821	12,807	187,079
Claire W. Gargalli	5,821	9,494	187,079
Pierre H. Jungels	5,821	7,180	187,079
James A. Lash	5,821	9,494	187,079
J. Larry Nichols	5,821	9,494	187,079
James L. Payne	0(3)	17,776(4)	163,353
H. John Riley, Jr.(5)	5,821	9,494	187,079
James W. Stewart	2,246	392,349(4)	187,079
Charles L. Watson	5,821	9,494	187,079

(3)	In accordance with our retirement policy in our bylaws, Messrs. Djerejian and Payne retired from the Board of Directors effective April 28, 2011. On the effective date of their retirement, all of their restricted stock awards outstanding became fully vested.

(4)	This amount includes outstanding options that were granted by BJ Services and were converted into options to purchase shares of Baker Hughes upon the closing of the merger on April 28, 2010.
(5)	Mr. Riley previously elected to have his fees deferred and thus the amounts shown above were paid to his deferred compensation accounts pursuant to the Director Compensation Deferral Plan (discussed below).

The Baker Hughes Incorporated Director Compensation Deferral Plan, as amended and restated effective January 1, 2009 (the “Deferral Plan”), is intended to provide a means for members of our Board of Directors to defer compensation otherwise payable and provide flexibility with respect to our compensation policies. Under the provisions of the Deferral Plan, directors may elect to defer income with respect to each calendar year. The compensation deferrals may be stock option-related deferrals or cash-based deferrals.

AUDIT/ETHICS COMMITTEE REPORT

The Audit/Ethics Committee is comprised of four members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s policy for director independence (“Policy for Director Independence”). Under the Charter of the Audit/Ethics Committee, the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function and the review and pre-approval of the current year audit and non-audit fees with the Company’s Independent Registered Public Accounting Firm. The Audit/Ethics Committee also oversees the Company’s policies with respect to risk assessment and risk management and compliance programs relating to legal and regulatory requirements.

During the year ended December 31, 2011, the Audit/Ethics Committee held eleven meetings and otherwise met and communicated with management and with Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s Independent Registered Public Accounting Firm for 2011. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received the written disclosures and the letter from Deloitte & Touche concerning independence as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche. Deloitte & Touche also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit/Ethics Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche the interim financial information included in the March 31, 2011, June 30, 2011 and September 30, 2011 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2011 with management, the Company’s internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company’s audited financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The Audit/Ethics Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.

The Audit/Ethics Committee has discussed with Deloitte & Touche the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Anthony G. Fernandes (Chairman)

Larry D. Brady

Clarence P. Cazalot, Jr.

James A. Lash

PROPOSAL NO. 2

RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Ethics Committee has selected the firm of Deloitte & Touche as our Independent Registered Public Accounting Firm to audit the Company’s books and accounts for the year ending December 31, 2012. Deloitte & Touche served as our Independent Registered Public Accounting Firm for fiscal year 2011. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Registered Public Accounting Firm. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

Deloitte & Touche’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

FEES PAID TO DELOITTE & TOUCHE LLP

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during 2011 and 2010. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and (iii) professional services rendered for tax compliance, tax advice, and tax planning.

	2011 $ (in millions)	2010 $ (in millions)
Audit fees	14.6	15.8
Audit-related fees	0.2	0.6
Tax fees	1.2	1.5
Total	16.0	17.9

Audit fees include fees related to the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting. Audit-related fees are primarily for assistance in connection with various registration statements, proxy statements and related matters involving our merger with BJ Services, debt offerings and business restructurings.

Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 26 of the more than 80 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.

In addition to the above services and fees, Deloitte Entities provide audit and other services to various Company-sponsored benefit plans which fees are incurred by and paid by the respective plans. Fees paid to Deloitte Entities for these services totaled approximately $0.3 million in 2011 and $0.2 million in 2010.

Pre-Approval Policies and Procedures

The Audit/Ethics Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by the Company’s Independent Registered Public Accounting Firm. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its Independent Registered Public Accounting Firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement with estimated non-audit fees of $15,000 or more that does not fit within the definition of a pre-approved service are presented to the Chairman of the Audit/Ethics Committee for pre-approval. The Chairman of the Audit/Ethics Committee will report any specific approval of services at its next regular meeting. The Audit/Ethics Committee will review a summary report detailing all services being provided to the Company by its Independent Registered Public Accounting Firm. All of the fees and services described above under “audit fees,” “audit-related fees” and “tax fees” were approved under the Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Registered Public Accounting Firm and pursuant to Section 202 of SOX.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company; however, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal.

As discussed previously in the Compensation Discussion and Analysis section, we believe that our compensation policies and decisions are focused on pay for performance principles, as well as being strongly aligned with the long-term interests of our stockholders and being competitive in the marketplace. The Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced senior executives, include:

•	rewarding performance that supports the Company’s core values of integrity, teamwork, performance and learning;

•	providing a significant percentage of total compensation that is variable because it is at risk, based on predetermined performance criteria;

•	requiring significant stock holdings to align the interests of senior executives with those of stockholders;

•	designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced senior executives; and

•	setting compensation and incentive levels that reflect competitive market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement. This is an advisory vote to approve named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures.”

The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of this proposal.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL

MAJORITY VOTE STANDARD FOR DIRECTOR ELECTIONS

The following proposal was submitted to Baker Hughes by the United Brotherhood of Carpenters Pension Fund (with an address of 101 Constitution Avenue, N.W., Washington D.C. 20001) who is the owner of 5,577 shares of the Company’s Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations. The proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Baker Hughes Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: Despite the Baker Hughes Board of Director’s opposition to the majority vote standard proposal at the last annual meeting, a strong percentage of Baker Hughes shareholders supported the majority vote standard proposal. At that meeting, 46% of shareholder votes were cast in favor of the majority vote proposal despite Board opposition. Board support for majority voting in director elections is overdue at Baker Hughes. Board members, more than others, should appreciate the importance of establishing a meaningful vote standard. When Board members at Baker Hughes stand for election in uncontested elections, they should be required to receive at least half the votes cast in order to be elected.

Over the past six years, nearly 80% of the companies in the S&P 500 Index have adopted a majority vote standard in company bylaws, articles of incorporation, or charter. These companies have also adopted a director resignation policy that establishes a board-centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections. However, Baker Hughes has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

Baker Hughes’ Board of Directors has not acted to establish a majority vote standard, despite the fact that many of its self-identified peer companies including Anadarko Petroleum Corporation, Apache Corporation, Halliburton Corporation, National Oilwell Varco, Inc., Schlumberger Limited, and Smith International, Inc. have adopted majority voting. The Board should adopt a majority vote standard in its governance documents and then refashion its director resignation policy to address the status of unelected directors. A majority vote standard combined with a post-election director resignation policy would establish meaningful voting rights for shareholders in director elections at Baker Hughes, while reserving for the Board an important post-election role in determining the continued status of an elected director. We urge the Board to join the mainstream of major U.S. companies and establish a majority vote standard.

Recommendation of the Board of Directors

The Board of Directors recommends a vote AGAINST the stockholder proposal regarding majority vote standard for director election for these reasons:

Opposition Statement of the Company: The Board of Directors is committed to strong corporate governance and it is its fiduciary duty to act in the best interests of the Company’s stockholders. The Board has consistently and continuously demonstrated its commitment to good governance, including the adoption of the Director Resignation Policy described below and taking the action necessary to declassify the Board. The proposal at issue would not further enhance the ability of stockholders to impact the outcome of director elections. In addition, our stockholders decided against this proposal at both the 2011 and 2010 Annual Meetings.

Baker Hughes is incorporated under the laws of Delaware and plurality voting is the normal standard under Delaware law. Consequently, the rules governing plurality voting are well established and understood. The Board is proactive in ensuring that it remains familiar with corporate governance developments including those pertaining to majority voting in the election of directors. As a result, the Board has already addressed the concerns expressed in the proposal at issue. In particular, during 2005 the Board adopted a policy (Director Resignation Policy) which is set forth in the Company’s Corporate Governance Guidelines at www.bakerhughes.com/investor. Under the Director Resignation Policy any director nominee who receives a greater number of votes “withheld” than votes “for” such election shall submit his or her offer of resignation. The Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board has also amended the Company’s Bylaws to incorporate this policy.

We believe that this existing Director Resignation Policy provides stockholders with a meaningful and significant voice in the election of directors, while preserving the Board’s ability to exercise its independent judgment in a way that best serves the interests of both the Company and the stockholders. It provides for a detailed case-by-case analysis. By allowing stockholders to express their preferences regarding director nominees, the Director Resignation Policy already accomplishes the primary objective of the proposal at issue, and therefore the adoption of a majority vote standard is unnecessary.

In the past 10 years, the average affirmative vote for directors has been close to 90% of the shares voted through the plurality voting process with no director receiving less than 84% of the votes cast. As a result, the adoption of a majority voting standard would not have affected the outcome of the elections in any of these years. Not only have our directors historically received high levels of support, but, we also maintain a comprehensive director nomination and election process. The nomination and election process has been instrumental in the construction of a Board that is comprised of highly qualified directors from diverse backgrounds. Because our stockholders have a history of electing highly qualified directors using a plurality voting system, a change in the director election process is neither necessary nor appropriate in order to enhance the Company’s corporate governance.

In evaluating this proposal, the Board has determined that the Director Resignation Policy incorporated in the Company’s Bylaws and our Corporate Governance Guidelines allow the Board to consider and address stockholder concerns without creating undue uncertainty. Under the stockholder’s proposal, if a director does not receive a majority vote there are three possible outcomes: (i) an incumbent director may remain in office until a successor is elected and qualified, (ii) the Board of Directors may elect a director to fill a vacancy, or (iii) the position may remain vacant. All of these alternatives, in the view of Baker Hughes’ Board of Directors are less desirable than the current system which allows for election of directors by plurality vote subject to the Director Resignation Policy. Notwithstanding these prior actions, the Board of Directors will continue to monitor the majority vote issue and will take additional necessary steps in the future consistent with the Company’s commitment to act in the best interests of our stockholders.

The Board of Directors believes that adherence to sound corporate governance policies and practices is key to ensuring that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. The existing director election policies in place adhere to these standards as well as provide stockholders with a meaningful and significant voice in the election of directors. Additionally, the proposal at issue was rejected at our 2010 and 2011 Annual Meetings. For these reasons and the reasons presented above, the Board does not believe that the proposal is in the best interests of the Company or our stockholders.

For the foregoing reasons, the Board of Directors recommends a vote AGAINST the stockholder proposal regarding majority vote standard for director elections.

ANNUAL REPORT

The 2011 Annual Report on Form 10-K of the Company (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2011, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report also is available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement – Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2013 Annual Meeting must be received by the Company by November 14, 2012 to be properly brought before the 2013 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. Nominations of directors by stockholders must be received by the Chairperson of the Governance Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019 between October 15, 2012 and November 14, 2012 to be properly nominated before the 2013 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

ANNEX A

BAKER HUGHES INCORPORATED

CORPORATE GOVERNANCE GUIDELINES

(As Amended January 26, 2012)

These Baker Hughes Incorporated Corporate Governance Guidelines are established by the Board of Directors (“Board”) as the principles for conduct of the Company’s business affairs to benefit its stockholders.

Board

The responsibility of the members of the Board is to exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and its stockholders. In addition to the Board’s general oversight of management’s performance of its responsibilities, the principal functions of the Board acting directly or through its Committees (as defined in “Committees of the Board”) include:

•	Providing effective oversight of the governance of the affairs of the Company in order to maximize long-term benefit to the stockholders

•	Maintaining a viable succession plan for the office of the Chief Executive Officer (“CEO”) of the Company and other members of senior management

•	Evaluating the performance of the Board and identifying and recruiting new members for the Board

•	Reviewing and approving long-term business plans

•	Appointing, approving the compensation and overseeing the work of the independent auditors

•	Overseeing certain compliance related issues, including accounting, internal audit, disclosure controls and internal controls, enterprise risk management and environmental policies

•	Reviewing quarterly earnings release and quarterly and annual financial statements to be filed with the Securities and Exchange Commission (“SEC”)

•	Evaluating and setting the compensation of the CEO and other members of senior management

•	Adopting an appropriate governance policy

Selection and Qualification of Directors – The Governance Committee will annually assess the needs of the Company and the Board in order to recommend to the Board the director candidates who will further the goals of the Company in representing the long-term interests of the stockholders. In particular, the Governance Committee will assess the special skills, expertise and backgrounds relevant to the Company’s business to determine whether or not a candidate has the character traits and breadth of business knowledge to make him or her an effective director, based on previously established criteria, as described in Exhibit A, “Guidelines for Membership on the Board of Directors”. The Governance Committee will annually assess the contributions of the directors whose terms expire at the next Annual Meeting of Stockholders and recommend to the Board if they should be nominated for re-election by stockholders. The Board will propose a slate of nominees to the stockholders for election to the Board at the next Annual Meeting, as described in Exhibit B, “Selection Process for New Board of Directors Candidates”.

Independence – The Board will be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), as described in Exhibit C, “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert”. Annually, the Board will review the relationship that each director has with the Company to determine that the director has no material relationship with the Company, its affiliates or any member of the senior management of the Company, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange. The Company will not make any personal loans or extensions of credit to directors or executive officers.

Size and Term of the Board – In accordance with the Company’s Bylaws, the Board determines the number of directors on the Board, which currently will consist of not more than 12 directors. In accordance with the Company’s Restated Certificate of Incorporation, at each Annual Meeting of Stockholders, directors shall be elected for a term of one year ending on the date of the Annual Meeting of Stockholders following the annual meeting at which the directors were elected and will serve until their successors are elected and qualified or until his or her earlier death, retirement, resignation or removal. Stockholders may propose nominees for consideration by the Governance Committee, as described in Exhibit D, “Policy and Submission Procedures for Stockholder Recommended Director Candidates”, by submitting within the prescribed time period the name and supporting information to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated 2929 Allen Parkway, Suite 2100, Houston, Texas 77019-2118 to be properly nominated before the next Annual Meeting of Stockholders, although the Company is not required to include such nominees in its proxy statement. Between such annual meetings, the Board may elect directors to serve until the next annual meeting.

Voting for Directors – Any nominee for director in an uncontested election who receives a “withhold” vote representing a majority of the votes cast for his or her election will be required to submit a letter of resignation to the Governance Committee of the Board of Directors. The Governance Committee will consider all of the relevant facts and circumstances and recommend to the Board of Directors whether or not the resignation should be accepted. For the purposes of this Section, an “uncontested election” shall mean an election in which the number of nominees as of the record date for the meeting at which directors are to be elected does not exceed the number of directors to be elected at such meeting.

Director Orientation and Continuing Education – The Governance Committee will periodically review and recommend to the Board a director orientation program that includes an initial and continuing orientations providing the director with comprehensive information about the Company’s business, one-on-one meetings with senior management and other officers of the Company, an overview of the Director Reference Manual and tours of the Company’s operations. The directors will be provided with continuing education materials covering upcoming seminars and conferences.

Independent Advisors – The Board and the Committees of the Board have the right at any time to retain independent outside financial, legal or other advisors.

Executive Sessions – The Board will meet in executive session with the CEO after each Board meeting. In addition, the independent directors of the Company will meet in executive session following each regularly scheduled Board meeting without any inside director or Company executives present. These executive session discussions may include any topic relevant to the business affairs of the Company as determined by the independent directors.

Lead Director – The Governance Committee will review and recommend to the Board a director to serve as Lead Director during executive sessions of the independent members of the Board. The Lead Director will be elected by the independent members of the Board; preside at all meeting of the Board of Directors at which the Chairman is not present, including executive sessions of independent directors; serve as liaison between the Chairman and the independent directors; have the authority to call meetings of the independent directors; consult with the Chairman on agendas for Board meeting and other matters pertinent to the Company and the Board.

Stockholder Communications – In order to provide the stockholders of the Company and other interested parties with a direct and open line of communication to the Company’s Board, procedures have been established, as described in Exhibit E, “Stockholder Communications with the Board of Directors”.

Termination of Independent Director Status – In accordance with the Company’s Bylaws, an independent director shall not stand for reelection as a director of the Company at the Annual Meeting following any of the occurrences set forth below. The following provisions may be waived by the Board (excluding the affected director) if the Board determines that such waiver would be in the best interest of the Company and its stockholders.

•	Retirement – The director’s 72nd birthday.

•	Attendance – Any fiscal year in which a director fails to attend at least 66% of the meetings of the Board and any Committees of the Board on which the director serves.

Termination of Inside Director Status – In accordance with the Company’s Bylaws, an inside director must resign from the Board (i) at the time of any diminution of his or her responsibilities as an officer; (ii) at the time of termination of employment by the Company for any reason; or (iii) on the director’s 72nd birthday.

Conflict of Interest – The Board expects each director, as well as senior management and employees, to act ethically at all times. Independent directors may not serve on more than four other boards of publicly listed companies in addition to the Company’s Board of Directors. No officer of the Company may serve on a board of any company having a present or retired employee on the company’s Board. Additionally, officers of the Company may not serve as directors of any other publicly-held companies without the approval of the Governance Committee. The CEO may serve on no more than three boards of publicly-held companies, while other officers may serve on no more than one board of a publicly-held company or for profit company. Members of Audit/Ethics Committee of the Board may not simultaneously serve on the audit committees of more than three public companies. If an independent director serving on the Company’s Board is asked to join another board of directors, prior notice shall be given to the Chairman of the Governance Committee and the Corporate Secretary of the Company. If an actual or potential conflict of interest arises for a director or senior management, the individual shall promptly inform the CEO or the Board. Any waivers of the Company’s Business Code of Conduct for a director or senior management will be determined by the Board or its designated Committee and will be publicly disclosed.

Board Compensation and Evaluation Procedures

Compensation – The Governance Committee will annually review compensation to determine director compensation and recommend any changes to the Board.

Company Stock Ownership – Each independent director is expected to own at least four times his or her annual retainer in Company Common Stock. Such ownership level should be obtained within a reasonable period of time following the director’s election to the Board.

Evaluation – Any independent director may at any time provide the Chairman of the Governance Committee an evaluation of another independent director. Questions and observations regarding the evaluation of an independent director will be referred, as necessary, to the Lead Director. The independent directors will perform an annual evaluation on the performance and effectiveness of the Audit/Ethics Committee in accordance with the regulations of the Public Company Accounting Oversight Board.

Board Functions:

Board Meetings – The Board will hold five regular meetings per year to handle recurring business, with special meetings called as appropriate. Directors are expected to attend all scheduled Board and Committee meetings.

Special Meetings – The number of scheduled Board meetings will vary with circumstances and special meetings will be called as necessary.

Annual Meetings of Stockholders – The Company’s Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board on matters relevant to the Company. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend in person the Annual Meeting of Stockholders.

Agenda Items – The Chairman will be responsible for setting the agenda for and presiding over the Board meetings. Individual directors are encouraged to contact the Chairman with respect to any proposed agenda items that the director believes should be on the agenda. The Corporate Secretary will endeavor to timely provide to the directors all written Board materials to be covered in regular meetings prior thereto.

Committees of the Board

The Board has constituted five standing Committees: Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee and Executive Committee. Each Committee is comprised solely of independent directors, except for the Executive and Finance Committees. The Chairman of the Board serves on the Executive Committee. Any independent member of the Board may attend any Committee meeting as an observer.

The Governance Committee annually proposes Committee assignments and chairmanships to the Board. Each Committee is elected by the Board, including the designation by the Board of one person to serve as Chairman of each Committee. On an annual basis, each Committee shall perform an evaluation of the Committee and its activities.

Governance Committee

Purpose: The Committee’s purpose is to develop and recommend to the Board a set of corporate governance principles applicable to the Company (“Corporate Governance Guidelines”) and to oversee compliance with, conduct reviews of and recommend appropriate modifications to such Corporate Governance Guidelines.

Principal Responsibilities: The Committee will have the oversight responsibility for recruiting and recommending candidates for election to the Board, with advice of the Company’s Chairman and CEO. The Committee will periodically conduct a review of criteria for Board membership against current needs of the Board to ensure timeliness of the criteria. The Committee will also be responsible for monitoring compliance with these Corporate Governance Guidelines adopted by the Board, and updating such guidelines when appropriate. The Committee will also review and recommend to the Board the annual retainer for members of the Board and Committees of the Board. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three nor more than six of its non-employee members. All members of the Committee will be independent, as that term is defined in the NYSE corporate governance listing standards.

Meetings: The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.

Audit/Ethics Committee

Purpose: The Committee’s purpose is to assist the Board with oversight of: (i) the integrity of the Company’s financial statements and reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare the Audit/Ethics Committee Report to be included in the Company’s proxy statement for the Annual Meeting of Stockholders, conduct an annual self-evaluation and carry out the duties and responsibilities set forth in its Charter.

Principal Responsibilities: The principal responsibilities of the Committee are: (i) to provide assistance to the Board in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls over financial reporting and disclosure controls and procedures; and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor. The Committee shall conduct or authorize investigations into any matters within its scope of responsibilities.

The Committee shall engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee has the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company will provide funding for such payments. The Company shall provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will review the composition, expertise and availability of the Committee members on an annual basis. The Committee will also perform a self-evaluation of the Committee and its activities on an annual basis. The Committee will meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent auditors, internal auditors, general counsel and compliance officer. The Committee’s Charter shall be posted on the Company’s website.

The Committee’s compliance responsibilities will include the recommendation of and monitoring of compliance with the Company’s Business Code of Conduct and Foreign Corrupt Practices Act Policy, establishing formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation as described in Exhibit F, “Procedures for the Receipt, Retention and Treatment of Complaints”; reviewing in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries; coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act Policy; and review the Company’s compliance with its environmental policy on an annual basis. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three non-employee directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three publicly-held companies. At least one member of the Committee will have accounting or related financial management expertise and at least one member of the Committee will be an “audit committee financial expert,” as defined by the SEC. The audit committee financial expert must have: an understanding of GAAP and financial statements; experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers and (b) application of such principles in connection with the accounting for estimates, accruals and reserves; an understanding of internal accounting controls and procedures for financial reporting; and an understanding of audit committee functions.

Meetings: The Committee meets at least five times per year as determined by the Board, with special meetings called by the Board or the Committee as necessary.

Compensation Committee

Purpose: The purpose of the Compensation Committee will be to discharge the Board’s responsibilities relating to compensation of the Company’s executives. The Committee will have overall responsibility for reviewing and evaluating and, as applicable, approving the officer compensation plans of the Company. It is also the purpose of the Committee to produce an annual report on executive compensation for inclusion in the Company’s proxy statement for the Annual Meeting of Stockholders.

Principal Responsibilities: The principal responsibility of the Committee will be to ensure that the senior executives of the Company are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations and competitive practice. The Committee will also communicate to the stockholders of the Company, the Company’s compensation policies and the reasoning behind such policies as required by the rules and regulations of the SEC. These responsibilities include reviewing from time to time and approving the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and stockholder interests; reviewing compensation programs to determine if there are any potential risks in the programs; reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on this evaluation; reviewing annually and determining the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation, and reporting such determination to the Board, provided, however, that the salary, bonus and other long-term incentive compensation will be subject to the approval of the Board. The Committee also reviews the outcome of the stockholder advisory vote on senior executive compensation when making future compensation decisions for executive officers. The Committee reviews with the CEO matters relating to management succession. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three nor more than six of its independent and non-employee members. Such directors will meet the requirements for “independent” pursuant to the listing standards of the NYSE and shall meet the requirements for “disinterested independent directors” pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Meetings: The Committee will meet at least three times per year as determined by the Board.

Finance Committee

Purpose: The Committee’s purpose will be to review and monitor the financial structure of the Company to determine that it is consistent with the Company’s requirements for growth and fiscally sound operation.

Principal Responsibilities: The Committee will be responsible for the review and approval of (i) public offerings; (ii) debt and other financings; (iii) dividend policy and changes in the rate of dividend; and (iv) budget and long-range plans. In addition the Committee will periodically review the Company’s activities with credit rating agencies, its policy governing approval levels for capital expenditures and funding thereof and its insurance programs. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three nor more than six of its non-employee members.

Meetings: The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.

Executive Committee

Principal Responsibilities: The Committee will act in the stead of the Board during intervals between Board meetings and may exercise all of the authority of the Board in the business and affairs of the Company, except where action by the full Board is specifically required. More specifically, the Committee will be responsible for advising and aiding the officers of the Company in all matters concerning its interests and the management of its business. When the Board is not in session, the Committee has and may exercise all the powers of the Board, so far as such may be delegated legally, with reference to the conduct of the business of the Company, except that the Committee will not take any action to amend the Restated Certificate of Incorporation or the Bylaws, to amend its Charter, to elect Directors to fill vacancies on the Board, to fix the compensation of Directors for service in any capacity, to fill vacancies on the Committee or change its membership, to elect or remove officers of the Company or to declare dividends. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three directors, a majority of which shall be non-management and one of which shall be the Chairman of the Board. The Chairman of the Board shall serve as the Chairman of the Committee unless the Board elects a different director to serve as Chairman. In the absence of the Chairman of the Committee, the Lead Director of the Board will serve as Chairman of the meeting.

Meetings: The Committee will meet from time to time during the year, as needed.

Interaction with Management

Evaluation of the CEO – The Compensation Committee with input from the Board will annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of such goals and objectives, and determine the CEO’s compensation level based on this evaluation and other relevant information. The Committee shall also review annually and determine the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation and report such determination to the Board, provided, however, that the annual salary, annual bonus and long-term incentive compensation shall be subject to the approval of the Board.

Succession Planning – The Board and the Compensation Committee share the responsibility for succession planning. The Committee shall maintain and review with the Board a list for the Board of potential successors to the CEO. The Chairman shall review management succession planning with the Compensation Committee on an annual basis, and provide a report to the Board.

Attendance at Board & Committee Meetings – The Chairman will routinely invite senior management to attend Board meetings. The Board or any Committee may request the presence of any Company employee at any Board or Committee meeting. In addition, the Chairman will invite such other managers and outside experts to the Board meetings in situations where such persons can aid the Board in its deliberations.

Access to Management – Directors will have complete access to management and management will be available to the Board with respect to any questions regarding Company issues.

Interpretation of Guidelines

These Guidelines provide a framework for governance of the Company and the Board. The Board recognizes that situations may dictate variations from the Guidelines in order to respond to business changes and the needs of the stockholders. In addition, the Guidelines shall be revised and updated from time-to-time. Accordingly, the Guidelines do not constitute invariable rules nor shall they preclude the Board from acting in variance thereto at any time in the future.

The Board endorses and supports the Company’s Core Values and Keys for Success:

CORE VALUES

Integrity:

We believe integrity is the foundation of our individual and corporate actions that drives an organization of which we are proud.

•	We are a responsible corporate citizen committed to the health and safety of people, protection of the environment, and compliance with laws, regulations, and company policies.

•	We are honest, trustworthy, respectful and ethical in our actions.

•	We honor our commitments.

•	We are accountable for our actions, successes and failures.

Teamwork:

We believe teamwork leverages our individual strengths.

•	We are committed to common goals.

•	We expect everyone to actively participate on the BHI team.

•	We openly communicate up, down, and across the organization.

•	We value the diversity of our workforce.

•	We willingly share our resources.

Performance:

We believe performance excellence will drive the results that differentiate us from our competitors.

•	We focus on what is important.

•	We establish and communicate clear expectations.

•	We relentlessly pursue success.

•	We strive for flawless execution.

•	We work hard, celebrate our successes and learn from our failures.

•	We continuously look for new ways to improve our products, services and processes.

Learning:

We believe a learning environment is the way to achieve the full potential of each individual and the company.

•	We expect development throughout each individual’s career by a combination of individual and company commitment.

•	We learn from sharing past decisions and actions, both good and bad, to continuously improve performance.

•	We improve by benchmarking and adopting best practices.

Keys to Success

People contributing at their full potential.

Everyone can make a difference.

•	We understand our priorities and performance goals.

•	We drive to do our part every day.

•	We support new ideas and take appropriate risks.

•	We take action to find and correct problems.

•	We commend each other on a job well done.

Delivering unmatched value to our customers.

•	We make it easy for customers to do business with us.

•	We listen to our customers and understand their needs.

•	We plan ahead to deliver innovative, cost-effective solutions.

•	We are dedicated to safe, flawless execution and top quality results.

Being cost efficient in everything we do.

•	We maintain a competitive cost structure for the long-term.

•	We utilize shared services to control cost for the enterprise.

•	We seek the best value for Baker Hughes in our relationships with suppliers.

•	We ruthlessly eliminate waste without compromising safety or quality.

Employing our resources effectively.

•	We assign our people where they can make the biggest contribution.

•	We allocate our investments to leverage the best opportunities for Baker Hughes.

•	We handle company assets as if they were our own.

•	We manage our balance sheet to enhance return on investment.

Exhibit A

BAKER HUGHES INCORPORATED

GUIDELINES FOR

MEMBERSHIP ON THE BOARD OF DIRECTORS

(As Amended January 26, 2012)

These Guidelines set forth the policies of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) regarding Board membership. These Guidelines shall be implemented by the Governance Committee of the Board with such modifications as it deems appropriate. The Governance Committee will consider candidates based upon:

•	The size and existing composition of the Board

•	The number and qualifications of candidates

•	The benefit of continuity on the Board

•	The relevance of the candidate’s background and experience to current and foreseeable business of the Company.

1.	Criteria for Selection

In filling director vacancies on the Board, the Governance Committee will strive to:

A)	Recommend candidates for director positions who will help create a collective membership on the Board with varied experience and perspective and who:

i)	Have demonstrated leadership, and significant experience in an area of endeavor such as technology, business, finance, law, public service, banking or academia;

ii)	Comprehend the role of a public company director, particularly the fiduciary obligations owed to the Company and its stockholders;

iii)	Have relevant expertise and experience, and are able to offer advice and guidance based upon that expertise;

iv)	Have a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy related industries;

v)	Will dedicate sufficient time to Company business;

vi)	Exhibit integrity, sound business judgment and support for the Core Values of the Company;

vii)	Understand financial statements;

viii)	Are independent as defined by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange;

ix)	Support the ideals of the Company’s Business Code of Conduct and are not engaged in any activity adverse to, or do not serve on the board of another company whose interests are adverse to, or in conflict with the Company’s interests;

x)	Possess the ability to oversee, as a director, the affairs of the Company for the benefit of its stockholders while keeping in perspective the interests of the Company’s customers, employees and the public; and

xi)	Are able to exercise sound business judgment.

B)	Maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience.

2.	Age & Attendance

The Board will not nominate any person to serve as a director who has attained the age of 72. No director shall stand for re-election in any fiscal year in which a director fails to attend at least 66% of the meetings of the Board and any Committees of the Board on which the director serves. These provisions may be waived by the Board (excluding the affected director) if the Board determines that such waiver would be in the best interest of the Company and its stockholders.

3.	Audit/Ethics Committee

The Governance Committee believes that it is desirable that one or more members of the Company’s Audit/Ethics Committee possess those qualities and skills such that they qualify as an Audit Committee Financial Expert, as defined by SEC rules and regulations.

4.	Significant Change in Occupation or Employment

A non-management director who has a significant change in occupation or retires from his or her principal employment or position will promptly notify the Governance Committee. The Governance Committee will consider such change in determining if it is in the best interests of the Company to nominate such person to stand for reelection as a director at the Company’s next Annual Meeting of Stockholders.

5.	Board Review and Assessments

Each year the members of the Board will participate in a review and assessment of the Board and of each committee. In connection with such reviews, or at any other time, a director with concerns regarding the performance, attendance, potential conflicts of interest, or any other concern respecting any other director shall report such concerns to the Chairman of the Governance Committee. The Chairman of the Governance Committee, in consultation with such other directors as he or she deems appropriate will determine how such concerns should be investigated and reported to members of the Governance Committee who are not the director in question (“Independent Non-Management Committee Members”). If the Independent Non-Management Committee Members conclude that the director is not fulfilling his or her duties, they will determine what actions should be taken. Such actions may include, without limitation, the Chairman of the Board, the lead director or another Board member discussing the situation with the director in question, identifying what steps are required to improve performance, or, if appropriate, requesting that the director resign from the Board.

Exhibit B

SELECTION PROCESS FOR

NEW BOARD OF DIRECTORS

CANDIDATES

(As Amended January 26, 2012)

Baker Hughes Incorporated (“Company”) has established the following process for the selection of new candidates for the Company’s Board of Directors (“Board”). The Board or the Company’s Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

1.	Chairman, CEO, the Governance Committee, or other Board members identify a need to fill vacancies or add newly created directorships.

2.	Chairman of the Governance Committee initiates search, working with staff support and seeking input from the Board members and senior management, and hiring a search firm or obtaining advice from legal or other advisors, if necessary.

3.	Candidates, including any candidates properly proposed by stockholders in accordance with the Company’s Bylaws, that satisfy criteria as described in the Company’s “Guidelines For Membership on the Board of Directors” or otherwise qualify for membership on the Board, are identified and presented to the Governance Committee.

4.	Determine if the Governance Committee members, Board members or senior management have a basis to initiate contact with preferred candidates; or if appropriate, utilize a search firm.

5.	Chairman, CEO and at least one member of the Governance Committee interviews prospective candidate(s).

6.	Full Board to be kept informed of progress.

7.	The Governance Committee meets to consider and approve final candidate(s) (conduct interviews as necessary).

8.	The Governance Committee will propose to the full Board candidates for Board membership to fill vacancies, or to stand for election at the next Annual Meeting of Stockholders.

Exhibit C

BAKER HUGHES INCORPORATED

POLICY FOR DIRECTOR INDEPENDENCE,

AUDIT/ETHICS COMMITTEE MEMBERS

AND

AUDIT COMMITTEE FINANCIAL EXPERT

(As Amended October 23, 2008)

INDEPENDENCE

I.	Introduction

A member of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) shall be deemed independent pursuant to this Policy of the Board, only if the Board affirmatively determines that (1) such director meets the standards set forth in Section II below, and (2) the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Each director of the Company’s Audit/Ethics Committee, Governance Committee and Compensation Committee must be independent. A director who is a member of the Company’s Audit/Ethics Committee is also required to meet the criteria set forth below in Section III. These standards shall be implemented by the Governance Committee with such modifications as it deems appropriate.

II.	Standards for Director Independence

1. A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2. A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3. A director who is affiliated with or employed by a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship. A director, however, is still considered independent if the director’s immediate family member currently works for the company’s auditor, as long as the immediate family member is not a partner of the company’s auditor or is not personally involved (and has not been personally involved for the past three years) in the company’s audit.

4. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

5. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company employing such executive officer or employee, is not “independent” until three years after falling below such threshold.1

III.	Standards for Audit/Ethics Committee Members

1. A director who is a member of the Audit/Ethics Committee other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

Indirect acceptance of compensatory payments includes: (1) payments to spouses, minor children or stepchildren, or children or stepchildren sharing a household with the member; or (2) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

2. A director, who is a member of the Audit/Ethics Committee may not, other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3. A member of the Audit/Ethics Committee may not simultaneously serve on the audit committees of more than two other public companies in addition to the Company.

IV.	Definitions

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s household. When considering the application of the three year period referred to in each of paragraphs II.1 through II.5 above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The “Company” includes any subsidiary in a consolidated group with the Company.

[1]

In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

AUDIT/ETHICS COMMITTEE FINANCIAL EXPERT QUALIFICATIONS

The Company believes that it is desirable that one or more members of the Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert as defined by the Securities and Exchange Commission (“SEC”).

1.	The SEC rules define an Audit Committee Financial Expert as a director who has the following attributes:

(a)	An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	An understanding of internal controls and procedures for financial reporting; and

(e)	An understanding of audit committee functions.

2.	Under SEC rules, a director must have acquired such attributes through any one or more of the following:

(a)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

Exhibit D

BAKER HUGHES INCORPORATED

POLICY AND SUBMISSION PROCEDURES FOR

STOCKHOLDER RECOMMENDED

DIRECTOR CANDIDATES

(AS AMENDED OCTOBER 23, 2008)

The Governance Committee of Baker Hughes Incorporated (“Company”) has established a policy that it will consider director candidates recommended by stockholders. The Company’s Board of Directors (“Board”) or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates. Any such recommendations should be communicated to the Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019-2118 and should be accompanied by the types of information as are required under the Company’s Bylaws for stockholder nominees.

In summary, the Company’s Bylaws provide in substance that:

1.	Stockholder nominations shall be made pursuant to timely written notice (“a Nomination Notice”). To be timely, a Nomination Notice must be received by the Secretary not less than 120 days, nor more than 150 days, before the one year anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of the stockholders.

2.	The Nomination Notice shall set forth (a) all information relating to the nominee as required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected), (b) the nominee’s independence, any voting commitments and/or other obligations such person will be bound by as a director, and any material relationships between such person and (1) the nominating stockholder, or (2) the beneficial owner, if any, on whose behalf the nomination is made (each nominating party and each beneficial owner, a “nominating party”), including compensation and financial transactions, (c) the nominating party’s name and record address, (d) the class, series, and number of shares of the Company that are owned beneficially and of record, directly or indirectly, by each nominating party, (e) all other related ownership interests directly or indirectly owned beneficially by each nominating party, and (f) any interest of each nominating party in such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Corporate Secretary of the Company that information required to be set forth in a stockholder’s Nomination Notice that pertains to the nominee.

The foregoing is a generalized summary and the specific requirements of the Bylaws shall control.

Exhibit E

BAKER HUGHES INCORPORATED

STOCKHOLDER COMMUNICATIONS

WITH THE

BOARD OF DIRECTORS

(AS AMENDED OCTOBER 23, 2008)

In order to provide the stockholders and other interested parties of Baker Hughes Incorporated (“Company”) with a direct and open line of communication to the Company’s Board of Directors (“Board”), the following procedures have been established for communications to the Board.

Stockholders and other interested persons may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the independent non-management directors of the Company as a group, by sending such written communication to the following address:

Corporate Secretary

c/o Baker Hughes Incorporated

2929 Allen Parkway, Suite 2100

Houston, TX 77019-2118

Stockholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company’s Governance Committee, in accordance with the Company’s Bylaws and “Policy and Submission Procedures For Stockholder Recommended Director Candidates” addressed, as above, to the Corporate Secretary, or to:

Chairman, Governance Committee of the Board of Directors

P.O. Box 4740

Houston, TX 77210-4740

Any written communications received by the Corporate Secretary will be forwarded to the appropriate directors.

Exhibit F

BAKER HUGHES INCORPORATED

PROCEDURES FOR THE RECEIPT, RETENTION AND

TREATMENT OF COMPLAINTS

(As Amended October 22, 2009)

Sarbanes-Oxley Act Section 301 Requirements

The Sarbanes-Oxley Act of 2002 (“SOX”) Section 301 requires that each audit committee establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

Guidelines for Reporting

Complaints or concerns regarding accounting, internal accounting controls or auditing matters may be submitted by employees and/or third parties to the Business Help Line or the Chief Compliance Officer (“CCO”). Concerns received by the Business Help Line, which accepts anonymous submissions, are forwarded to the CCO. All complaints received by the CCO are reviewed and validated and a list of all such items will be provided to the Chairman of the Audit/Ethics Committee. The CCO has an affirmative duty to report all issues for which the CCO has credible evidence of a material or potential violation of any applicable securities laws, fiduciary duty, or similar violation to the Audit/Ethics Committee (“AEC”) in a timely manner. The CCO may bring any issue to the attention of the AEC if, in the CCO’s opinion, it is necessary and appropriate to inform the AEC.

When the CCO brings an issue to the AEC, the AEC and the CCO will collaboratively discuss the issue and agree to a course of action which may include an internal investigation involving one or more of the CCO, Corporate Security, Human Resources department, Operations, Internal Audit and outside counsel.

The CCO will maintain appropriate records for all issues presented to the AEC and provide updates. The CCO will retain issue related documentation in accordance with the Company’s record retention policy.

In the event that a complaint is received concerning the CCO, the complaint will be sent directly to the Chairman of the AEC. The Chairman of the AEC will decide the appropriate course of action.

Third party reporting procedures are posted on the Company’s internet website in the Investor Relations-Compliance Section. The reporting protocol for employees is posted on the intranet within the Interchange-Legal Compliance site. In addition to the websites, the Company has a Business Help Line brochure.

No employee shall suffer retaliation in any form for reporting, in good faith, suspected violations of the Business Code of Conduct.

ANNEX B

BAKER HUGHES INCORPORATED

CHARTER OF THE

AUDIT/ETHICS COMMITTEE OF THE

BOARD OF DIRECTORS

(as amended and restated October 21, 2009)

The Board of Directors of Baker Hughes Incorporated (the “Company”) has heretofore constituted and established an Audit/Ethics Committee (the “Committee”) with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.

PURPOSE

The Committee’s purpose is to assist the Board of Directors with oversight of: (i) the integrity of the Company’s financial statements and financial reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance and (iv) the performance of the Company’s internal audit function. The Committee shall also prepare the report of the Committee to be included in the Company’s annual proxy statement, carry out the duties and responsibilities set forth in this Charter and conduct an annual self-evaluation.

COMPOSITION

The Committee and Chairman of the Committee shall be elected annually by the Board of Directors and are subject to removal pursuant to the terms of the Company’s Bylaws. The Committee shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three public companies. At least one member of the Committee shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). The audit committee financial expert must have: (i) an understanding of GAAP and financial statements; (ii) experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers or supervising one or more persons engaged in such activities and (b) applying GAAP principles in connection with the accounting for estimates, accruals and reserves; (iii) an understanding of internal control over financial reporting; and (iv) an understanding of audit committee functions. The Committee may, if appropriate, delegate its authority to subcommittees.

If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company’s next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to qualify as independent.

PRINCIPAL RESPONSIBILITIES

The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls over financial reporting and disclosure controls and procedures, and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.

The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall have the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company shall provide funding for such payments. In addition, the Company must provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall review the composition, expertise and availability of the Committee members on an annual basis. The Committee shall also perform a self-evaluation of the Committee and its activities on an annual basis.

The Committee shall meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent registered public accounting firm, corporate auditors, general counsel and compliance officer. The Committee shall also meet in executive session with such other employees as it deems necessary and appropriate.

This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the NYSE, the Company’s charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.

With regard to its audit responsibilities, the Committee shall:

•

Receive and review reports from the independent registered public accounting firm pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and Section 10(A)(k) of the Exchange Act regarding: (i) all critical accounting policies and practices being used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and the treatment preferred by the independent registered public accounting firm; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unrecorded audit adjustments.

•

On an annual basis, receive and review formal written reports from the independent registered public accounting firm regarding the auditors’ independence required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, as well as a report describing the (i) independent registered public accounting firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the auditors; and (iii) any steps taken to deal with such issues. Conduct an active discussion with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. Select the independent registered public accounting firm to be employed or discharged by the Company. Review and evaluate competence of partners and managers of the independent registered public accounting firm who lead the audit. As required by law, ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit. Consider whether there should be a rotation of the independent registered public accounting firm. The Committee shall establish hiring policies for the Company of employees or former employees of the independent registered public accounting firm in accordance with the NYSE rules, SOX and as specified by the SEC and review and discuss with management and the independent registered public accounting firm any proposals for hiring any key member of the independent registered public accounting firm’s team.

•

Prior to commencement of the annual audit, review with management, the corporate auditors and the independent registered public accounting firm the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.

•

Review policies and procedures for the engagement of the independent registered public accounting firm to provide audit and non-audit services, giving due consideration to whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence and review and pre-approve all audit and non-audit fees for such services, subject to the de minimus exception under SOX. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.

•

Review with management and independent registered public accounting firm the accounting and reporting policies and procedures that may be viewed as critical accounting estimates, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and SEC pronouncements.

•

Review with management and the independent registered public accounting firm any financial reporting and disclosure issues, including material correcting adjustments and off-balance sheet financings and relationships, if any. Discuss significant judgment matters made in connection with the preparation of the Company’s financial statements and ascertain that any significant disagreements among them have been satisfactorily resolved. Ascertain that no restrictions were placed by management on implementation of the independent or corporate auditors’ examinations. Regularly scheduled executive sessions will be held for this purpose.

•

Review with management, the corporate auditors and the independent registered public accounting firm the results of (i) the annual audit prior to release of the audited financial statements in the Company’s annual report on Form 10-K filed with the SEC, including a review of the MD&A section; and (ii) the quarterly financial statements prior to release in the Company’s quarterly report on Form 10-Q filed with the SEC, including a review of the MD&A section. Have management review the Company’s financial results with the Board of Directors.

•	Review and discuss with management and the independent registered public accounting firm management’s report on internal control prior to the filing of the Company’s annual report on Form 10-K.

•

Establish guidelines with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings releases and guidance.

•

Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements and financial reporting system, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm or the performance of the internal audit function.

•

Review guidelines and policies on enterprise risk management including risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•

Annually prepare an audit committee report for inclusion in the Company’s proxy statement stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114; (iii) received a formal written report from the independent registered public accounting firm concerning the auditors’ independence required by the PCAOB’s Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and has discussed with the independent accountant the independent accountant’s independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

•	Cause the Charter to be included periodically in the proxy statement as required by applicable rules.

•	Review actions taken by management on the independent registered public accounting firm and corporate auditors’ recommendations relating to organization, internal controls and operations.

•

Meet separately and periodically with management, the corporate auditors and the independent registered public accounting firm to review the responsibilities, budget and staffing of the Company’s internal audit function, the effectiveness of the Company’s internal controls, including computerized information systems controls, and security. Review the Company’s annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management’s actions. Review annually the audit of the travel and entertainment expenses of the Company’s senior management. Review annually the audit of the travel expenses of the members of the Company’s Board of Directors. At least every three years the Committee reviews the Corporate Audit Department Charter. At least every five years the Committee reviews the report received from a qualified, independent audit firm regarding its quality assurance review of the Company’s internal audit function.

•

Review membership of the Company’s Disclosure Control and Internal Control Committee (“DCIC”), the DCIC’s scheduled activities and the DCIC’s quarterly report. Review on an annual basis the DCIC Charter.

•

Receive reports from the CEO and CFO on any material weaknesses and significant deficiencies in the design or operation of certain internal controls over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review reports, media coverage and similar public information provided to analysts and rating agencies, as the Committee deems appropriate.

•

Establish formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation.

•

Annually review with the independent registered public accounting firm any audit problems or difficulties and management’s response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent registered public accounting firm’s activities or access to requested information, and any significant disagreements with management. Among the items the Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any Management” or Internal Control letter issued, or proposed to be issued, by the audit firm to the Company.

With regard to its compliance responsibilities, the Committee shall:

•

Review policies and procedures that the Company has implemented regarding compliance with applicable federal, state and local laws and regulations, including the Company’s Business Code of Conduct and its Foreign Corrupt Practices Act policies. Monitor the effectiveness of these policies and procedures for compliance with the U.S. Federal Sentencing Guidelines, as amended, and institute any changes or revisions to such policies and procedures that may be deemed, warranted or necessary.

•

Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries.

•

Coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act policy.

•	Review the Company’s compliance with its environmental policy on an annual basis.

•	Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits; those are the responsibilities of the independent registered public accounting firm. Further, it is not the Committee’s responsibility to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; those are the responsibilities of management. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.

MEETINGS

The Committee will meet at least five times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board of Directors or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. The Committee may ask employees, the independent registered public accounting firm, corporate auditors or others whose advice and counsel the Committee deems relevant to attend meetings and provide information to the Committee. The Committee will be available to the independent registered public accounting firm and the corporate auditors of the Company. All meetings of the Committee will be held pursuant to the Bylaws of the Company and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

BAKER HUGHES

INCORPORATED

INTERNET

http://www.proxyvoting.com/bhi Use the Internet to vote your proxy.

Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

17965

Fulfillment 18111

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 AND 3 AND “AGAINST” ITEM 4.

Please mark your votes as

indicated in this example X

FOR WITHHOLD *EXCEPTIONS

1. ELECTION OF DIRECTORS ALL FOR ALL

Nominees:

01 Larry D. Brady

02 Clarence P. Cazalot, Jr.

03 Martin S. Craighead

04 Chad C. Deaton

05 Anthony G. Fernandes

06 Claire W. Gargalli

07 Pierre H. Jungels

08 James A. Lash

09 J. Larry Nichols

10 H. John Riley, Jr.

11 James W. Stewart

12 Charles L. Watson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the

“Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors and Management recommend that you vote “Against” the stockholder proposal in item 4.

FOR AGAINST ABSTAIN

2. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.

4. Stockholder proposal regarding majority vote standard for director elections.

Mark Here for Address Change or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Baker Hughes Incorporated account online.

Access your Baker Hughes Incorporated account online via Investor ServiceDirect® (ISD).

The transfer agent for Baker Hughes Incorporated, now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.proxyvoting.com/bhi

FOLD AND DETACH HERE

PROXY

BAKER HUGHES INCORPORATED Annual Meeting of Stockholders – April 26, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Chad C. Deaton and Alan R. Crain, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Baker Hughes Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 26, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

Fulfillment

(Continued and to be marked, dated and signed, on the other side) 17965

18111